EXHIBIT 7

                          Form of Reinsurance Agreement

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                    VARIABLE ANNUITY REINSURANCE AGREEMENT

                                 This Agreement

                                is by and between

                    AMERITAS VARIABLE LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")
                                Lincoln, Nebraska

                                       and

                        ACE TEMPEST LIFE REINSURANCE LTD.
                                  ("REINSURER")
                                Hamilton, Bermuda



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                               TABLE OF CONTENTS
                                                            ARTICLE       PAGE
                                                        ------------------------
     Access to Records                                          IX         10
     Arbitration                                              XIII         13
     Automatic Provisions                                       IV         7
     Confidentiality                                            IX         10
     Currency                                                   XI         12
     Definitions                                                 I         3
     Effective Date, Term, and Termination                     III         6
     Insolvency                                                XII         12
     Litigation                                               VIII         10
     Miscellaneous                                              XV         14
     Governing Law                                             XVI         14
     Notices                                                  XVII         15
     Offset                                                    XIV         14
     Parties to the Agreement                                   II         5
     Premium Accounting                                          V         9
     Reinsurance Claim Settlement                               VI         9
     Reserves                                                   VII        10
     Unintentional Errors, Misunderstandings,
     or Omissions                                               X          12


                                    SCHEDULES

A-1 Description of Guaranteed Minimum Death Benefit (GMDB) for CONTRACT TYPES
    listed in Schedule B-1
B-1 CONTRACT TYPES Reinsured Under this Agreement
B-2 Investment Funds Under CONTRACT TYPES Reinsured Under this Reinsurance
    Agreement
C-1 Limits and Rules of CEDING COMPANY
C-2 Limits and Rules of REINSURER
D   REINSURANCE PREMIUM RATE
E   REINSURER'S Quota Share
F   Monthly Reporting Format and Data Requirements

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ARTICLE I - DEFINITIONS

A.       DURATION OF AGREEMENT:

EFFECTIVE DATE means January 1, 2003.

BUSINESS DAY means any day that securities are traded on the New York Stock Exchange. MONTHLY VALUATION DATE means the last BUSINESS DAY of any month.

TERMINATION DATE means the date the last ACTIVE CONTRACT is terminated due to death, lapse, surrender, the annuitant reaching the maximum annuitization age, annuitization or some other valid contingency.

B.       CONTRACT DEFINITIONS:

VARIABLE ANNUITY CONTRACT means a written annuity contract issued by the CEDING COMPANY to a contract owner under which CEDING COMPANY agrees to provide specified benefits in accordance with specified terms and conditions.

ACTIVE CONTRACT means a VARIABLE ANNUITY CONTRACT, other than an EXCLUDED CONTRACT, which is in effect, which has not been terminated due to death, lapse, surrender, the annuitant's reaching the maximum annuitization age, or some other valid contingency, and which has not been annuitized.

EXCLUDED CONTRACT means any VARIABLE ANNUITY CONTRACT that has elected either the Value+ Option and/or an Estate Protection Benefit Rider or Expanded Estate Protection Benefit Rider identified in Schedule B-1 provided, however, that any EXCLUDED CONTRACT shall be treated as such only on and after the date as of which it satisfies any of the conditions identified herein.

RETAIL ANNUITY PREMIUMS means contributions made in accordance with the provisions of any VARIABLE ANNUITY CONTRACT by or on behalf of its owner, whether referred to as purchase payments, premiums, deposits or otherwise, in amounts not in excess of the limit provided in Schedule C-1.

CONTRACT TYPE means any one of the VARIABLE ANNUITY CONTRACT forms specified in Schedule B-1.

GMDB TYPE means any one of the Guaranteed Minimum Death Benefits specified in the VARIABLE ANNUITY CONTRACTS and described in Schedule A-1.

C.       REINSURANCE PREMIUM DEFINITIONS:

ACCOUNT VALUE means, for each VARIABLE ANNUITY CONTRACT, the sum of the invested assets in the investment funds shown in Schedule B-2.

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REINSURED ACCOUNT VALUE means the ACCOUNT VALUE multiplied by the REINSURER'S
Quota Share, as shown in Schedule E.

REINSURANCE PREMIUM RATE means the premium rate provided in Schedule D, for each CONTRACT TYPE.

MONTHLY REINSURANCE PREMIUM RATE means the REINSURANCE PREMIUM RATE divided by
12.

MONTHLY REINSURANCE PREMIUM means the sum, for all ACTIVE CONTRACTS reinsured under this Agreement, of the product of (i) the MONTHLY REINSURANCE PREMIUM RATE and (ii) the average of (a) the REINSURED ACCOUNT VALUE as of the current month's MONTHLY VALUATION DATE and (b) the REINSURED ACCOUNT VALUE as of the previous month's MONTHLY VALUATION DATE. If this calculation produces a figure smaller than the MINIMUM MONTHLY REINSURANCE PREMIUM, then the MONTHLY REINSURANCE PREMIUM shall be the MINIMUM MONTHLY REINSURANCE PREMIUM.

MINIMUM MONTHLY REINSURANCE PREMIUM means $1,000.

REINSURANCE PREMIUM DUE DATE means the MONTHLY VALUATION DATE.

REMITTANCE DATE means the MONTHLY VALUATION DATE following the REINSURANCE PREMIUM DUE DATE.

D. REINSURANCE CLAIM DEFINITIONS:

GMDB AMOUNT means, in accordance with each VARIABLE ANNUITY CONTRACT, the CEDING COMPANY'S contractually determined minimum amount payable on the death of the INSURED.

INSURED means the (a) annuitant in the case of Overture Annuity III-Plus and Overture Acclaim, and (b) owner in the case of Overture Medley.

ROP GMDB AMOUNT means, in accordance with each VARIABLE ANNUITY CONTRACT, the CEDING COMPANY'S contractually determined minimum return of premium amount payable on the death of the INSURED.

REINSURED GMDB AMOUNT means, for each ACTIVE CONTRACT, the product of the GMDB AMOUNT and the REINSURER'S Quota Share, determined in accordance with Schedule E.

REINSURED ROP GMDB AMOUNT means, for each ACTIVE CONTRACT, the product of the ROP GMDB AMOUNT and the REINSURER'S Quota Share, determined in accordance with Schedule E.


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GMDB CLAIM means the excess of (i) the REINSURED GMDB AMOUNT over (ii) the greater of (a) the REINSURED ROP GMDB AMOUNT and (b) the REINSURED ACCOUNT VALUE, if a positive value, as of the date that CEDING COMPANY calculates the GMDB AMOUNT under the terms of the applicable CONTRACT TYPE.

REIMBURSEMENT DATE means 30 days after the later of the REMITTANCE DATE or the date that REINSURER receives a request for claim reimbursement from the CEDING COMPANY.

ANNUAL AGGREGATE CLAIM LIMIT means the limit, applicable for each calendar year, upon GMDB CLAIMS under this Agreement, calculated by multiplying (a) 200 basis points (0.0200) by (b) the ANNUAL AVERAGE REINSURED ACCOUNT VALUE.

ANNUAL AVERAGE REINSURED ACCOUNT VALUE means the sum of the MONTHLY AVERAGE REINSURED ACCOUNT VALUES divided by the number of months that reinsurance is effective under this Agreement during any calendar year.

MONTHLY AVERAGE REINSURED ACCOUNT VALUE means, for any calendar month, the average of the REINSURED ACCOUNT VALUE as of the previous calendar month's MONTHLY VALUATION DATE and the REINSURED ACCOUNT VALUE as of the current month's MONTHLY VALUATION DATE.

PER LIFE CLAIM LIMIT means the maximum reinsurance claim liability (the GMDB CLAIM) on any single life, which shall be equal to $ 1 million multiplied by the REINSURER'S Quota Share, determined in accordance with Schedule E.

ARTICLE II - PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and shall inure solely to the benefit of the CEDING COMPANY and the REINSURER, and their respective successors and permitted assignees. Nothing in this Agreement in any manner is intended to create or shall create any obligations as to or rights against the REINSURER or establish any legal relationship between the REINSURER and any third party or any persons not party to this Agreement, including without limitation, annuitants, contract owners, certificate owners, beneficiaries, applicants or assignees under any VARIABLE ANNUITY CONTRACT covered by this Agreement, except as provided in the Insolvency Article.

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      ARTICLE III - EFFECTIVE DATE, BUSINESS COVERED, TERM AND TERMINATION

A. This Agreement is effective as of 12:01 a.m. Eastern Standard Time, on the EFFECTIVE DATE.

B. Business covered by this Agreement includes VARIABLE ANNUITY CONTRACTS issued by the CEDING COMPANY that:

     (i) are among the CONTRACT TYPES identified by form number (and all state variations thereof) and which satisfy all the specifications contained in Schedule B-1;

     (ii) have assets invested only to the investment funds listed in Schedule B-2;

     (iii) are issued on and after the EFFECTIVE DATE but prior to the date determined in Section C (i) or (ii) below;

     (iv) are issued in accordance with the limits and rules described in Schedule C-1;

     (v) are in compliance with all of the other teens and provisions of this Agreement and Schedules; and

     (vi) are ACTIVE CONTRACTS.

C. Business covered by this Agreement does not include new VARIABLE ANNUITY CONTRACTS issued by the CEDING COMPANY on and after the earlier of (i) 11:59 p.m. Eastern Standard Time, on December 31, 2004 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS paid on ACTIVE CONTRACTS exceed the limit provided in schedule C-2.

D. CEDING COMPANY shall have the option of terminating this Agreement for new business, existing business, or both, immediately upon an order appointing a receiver, conservator or trustee for management of REINSURER is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of REINSURER. CEDING COMPANY may recapture immediately all ceded benefits upon written notice to REINSURER, its receiver, conservator, or trustee, thereby releasing REINSURER, its receiver, conservator or trustee from all liability with respect to business ceded pursuant to this Agreement. REINSURER agrees to notify CEDING COMPANY promptly upon receipt of an order appointing a receiver, conservator or trustee for management of REINSURER. For any business for which the CEDING COMPANY does not terminate the effect of this Agreement as permitted to do so pursuant to this paragraph, the liability of REINSURER shall continue with respect to such business.

E. REINSURER shall have the option of terminating this Agreement for new business, existing business or both upon providing 60 days written notice to CEDING COMPANY (in which REINSURER will identify whether termination applies to new business, existing business or both) upon the occurrence of any of the following:


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     1.   CEDING COMPANY fails to provide any timely submission of data in accordance with Schedule F. If, during the 60 days following this notification, REINSURER receives all data submissions in arrears, the notice of termination shall be deemed withdrawn.

     2. CEDING COMPANY fails to pay MONTHLY REINSURANCE PREMIUM on or before the REMITTANCE DATE. If REINSURER receives all MONTHLY REINSURANCE PREMIUM in arrears, including interest calculated in accordance with paragraph F of this Article, within the 60 day notice period, the notice of termination shall be deemed withdrawn.

     Upon termination in accordance with this paragraph, subject to the terms and conditions of this Agreement, as of the close of the last BUSINESS DAY of this 60 day notice period, REINSURER' S liability for all business terminated in accordance with such notice will terminate.

F. Notwithstanding termination of reinsurance as provided herein, CEDING COMPANY shall continue to be liable to REINSURER for all unpaid MONTHLY REINSURANCE PREMIUM earned by REINSURER under this Agreement, and REINSURER shall continue to be liable to CEDING COMPANY for all unpaid GMDB CLAIMS to the extent due under this Agreement as of the effective date of termination. Any such net amounts due from either party shall be subject to an annual interest charge equal to the 3 month LIBOR rate as of the REMITTANCE DATE as published in the Wall Street Journal, plus 1.00%, applied daily as rate/365. Interest shall be assessed from the REMITTANCE DATE for MONTHLY REINSURANCE PREMIUM or the REIMBURSEMENT DATE for GMDB CLAIMS until the date paid.

ARTICLE IV - AUTOMATIC PROVISIONS

A. On or after the EFFECTIVE DATE of this Agreement, CEDING COMPANY shall automatically cede and REINSURER shall automatically accept a Quota Share percentage, as provided in Schedule E, with respect to the CEDING COMPANY'S liability for the GMDB CLAIMS for each ACTIVE CONTRACT reinsured under this Agreement as provided in this Article.

B. (1) This Agreement covers only the liability for GMDB CLAIMS paid under VARIABLE ANNUITY CONTRACT forms or benefit rider forms that were reviewed and approved by REINSURER prior to their issuance. Approved Benefit rider forms and contract forms, as supplemented by additional materials, are listed on Schedule B-1. REINSURER shall have no liability with respect to any new or revised contract form or benefit rider form not so approved unless and until REINSURER has reviewed and expressly approved such form in writing. CEDING COMPANY shall provide prior written notice to REINSURER of a request for such approval together with a copy of the new or revised contract form or rider form, and a revised Schedule B-1. REINSURER will approve or disapprove any new or


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     revised contract forms or benefit rider forms within 30 days of the date it receives notification and copies thereof; provided, however, that such forms are deemed disapproved unless the REINSURER'S written approval is submitted within such time period. Notice of disapproval will not affect VARIABLE ANNUITY CONTRACTS issued under Schedule B-1, including amendments to Schedule B-1 that were previously approved by REINSURER.

     (2) Moreover, REINSURER shall have no liability with respect to any contract form or benefit rider form if funds have been deleted from the form as approved by the REINSURER. REINSURER shall be liable with respect to such form only after REINSURER has reviewed and expressly approved any such fund deletion in writing. CEDING COMPANY shall provide prior written notice to REINSURER of a request for such approval together with a copy of the new or revised contract form or rider form, and a revised Schedule B-1. REINSURER will approve or disapprove any new or revised contract forms or benefit rider forms within 30 days of the date it receives notification and copies thereof; provided, however, that such forms are deemed disapproved unless the REINSURER'S written approval is submitted within such time period. Notice of disapproval will not affect VARIABLE ANNUITY CONTRACTS issued under Schedule B-1, including amendments to Schedule B-1 that were previously approved by REINSURER.

C. This Agreement covers only the liability for GMDB CLAIMS paid under VARIABLE ANNUITY CONTRACTS invested in investment funds listed on Schedule B-2. REINSURER shall have no liability with respect to any new or revised investment fund not so approved unless REINSURER has reviewed and expressly approved such fund in writing. CEDING COMPANY shall provide prior written notice to REINSURER of a request for such approval together with a copy of the new or revised investment fund, and a revised Schedule B-2. REINSURER will approve or disapprove any new or revised investment funds within 30 days of the date it receives notification and copies thereof; , provided, however, that such funds are deemed disapproved unless the REINSURER'S written approval is submitted within such time period. Notice of disapproval will not affect VARIABLE ANNUITY CONTRACTS issued under Schedule B-1, including amendments to Schedule B-2 that were previously approved by REINSURER.

D. Notwithstanding Paragraphs B and C above, CEDING COMPANY must notify REINSURER in advance of any upcoming changes to the policy form, contract, or prospectus which may affect VARIABLE ANNUITY CONTRACTS reinsured under this Agreement. REINSURER will determine whether such changes require a modification to this Agreement within 30 days of the date it receives notification. REINSURER shall have no liability with respect to any proposed change to the policy form, contract, or prospectus which may affect VARIABLE ANNUITY CONTRACTS reinsured under this Agreement unless and until REINSURER has agreed in writing to be bound with respect to such change and, where REINSURER concludes that an Amendment to this Agreement is required, such Amendment is effected by the parties hereto.


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E.   The issue age limits and the total RETAIL ANNUITY PREMIUMS per life must fall within the automatic limits as shown in Schedule C-1, unless an exception is permitted by mutual written agreement between the parties. CEDING COMPANY shall provide prior written notice to REINSURER of any changes in its published limits and rules identified on Schedule C-1, and REINSURER shall have no liability with respect to revised limits and rules unless and until REINSURER provides written notice to CEDING COMPANY that such revised limits and rules are acceptable.

ARTICLE V - PREMIUM ACCOUNTING

A. On or before the REMITTANCE DATE, CEDING COMPANY shall forward to REINSURER its statement of account and data requirements as set forth in Schedule F together with its remittance of the MONTHLY REINSURANCE PREMIUM as shown therein, as well as any premium adjustments from the prior period.

B. If the MONTHLY REINSURANCE PREMIUM is not paid by CEDING COMPANY on or before the REMITTANCE DATE, interest calculated in accordance with Article III, paragraph F will be assessed from the REMITTANCE DATE until the date such unpaid MONTHLY REINSURANCE PREMIUM is paid in full to REINSURER.

C. If any MONTHLY REINSURANCE PREMIUM amounts due hereunder cannot be determined by the REMITTANCE DATE, CEDING COMPANY shall have 30 days to determine the appropriate MONTHLY REINSURANCE PREMIUM amount and remit such amount to REINSURER with interest, from the REMITTANCE DATE to the date of payment, calculated in accordance with Article Ill, paragraph F.

ARTICLE VI - REINSURANCE CLAIM SETTLEMENT

A. REINSURER shall at no time be responsible for any obligation of CEDING COMPANY to any party under any VARIABLE ANNUITY CONTRACT issued by CEDING COMPANY.

B. On or before the REMITTANCE DATE, CEDING COMPANY shall forward to REINSURER its statement of account and data requirements as set forth in Schedule F, together with its request for reimbursement for GMDB CLAIMS as shown therein. If requested by REINSURER, CEDING COMPANY shall promptly provide REINSURER with proof of claim, proof of claim payment and any other claim documentation identified by REINSURER, in accordance with Schedule F.

C. If GMDB CLAIMS are not paid by the REIMBURSEMENT DATE interest calculated in accordance with Article III, paragraph F will be assessed from the REIMBURSEMENT DATE and will continue until the GMDB CLAIMS are paid in full.

D. Notwithstanding any other provision of this Agreement, the REINSURER'S total liability under this Agreement shall not exceed (1) in connection with any single life, the PER LIFE


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      CLAIM LIMIT; and (2) for GMDB CLAIMS, the ANNUAL AGGREGATE CLAIM LIMIT.


ARTICLE VII - RESERVES

A. REINSURER will establish and hold a reserve in connection with the reinsurance provided under this Agreement, which will satisfy the requirements of the insurance regulatory requirements of the state of domicile of the CEDING COMPANY (the "Domiciliary State"), as in effect on the EFFECTIVE DATE.

B. Additional reserves requested by CEDING COMPANY may be established by REINSURER and secured by a trust or a letter of credit. An additional reinsurance premium will be required annually and will be equal to 100 basis points (0.0100) multiplied by the additional reserve amount established.

C. With respect to the reserve so established, REINSURER will comply with the provisions of insurance law of the Domiciliary State relating to reinsurance credit for non-authorized reinsurers as in effect on the EFFECTIVE DATE, including providing security to enable the CEDING COMPANY to qualify for such reserve credit through the issuance of letters of credit or otherwise, at the REINSURER'S expense.

ARTICLE VIII - LITIGATION

In the event of any legal action brought against CEDING COMPANY relating to any VARIABLE ANNUITY CONTRACT that is reinsured in accordance with the terms and conditions of this Agreement, CEDING COMPANY shall provide to the REINSURER written notice thereof, including a copy of the complaint and/or all other pleadings and correspondence relating to such legal action within 20 BUSINESS DAYS after CEDING COMPANY'S receipt thereof.

ARTICLE IX - ACCESS TO RECORDS: CONFIDENTIALITY

A. The REINSURER, or its duly authorized representatives, shall have access at any reasonable time during regular business hours, to all records of the CEDING COMPANY, including the right to photocopy and retain copies of documents that reasonably pertain in any way to this Agreement. Books and records shall be maintained in accordance with prudent standards of insurance company record keeping and must be retained for a period of at least three (3) years after the final settlement date. Within one hundred and fifty (150) days following the end of each calendar year, the CEDING COMPANY and the REINSURER shall provide each other with copies of their respective audited financial statements.

B.   The CEDING COMPANY and the REINSURER may come into the possession or


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     knowledge of Confidential Information of the other in fulfilling obligations under this Agreement. Each party agrees to hold such Confidential Information in the strictest confidence and to take all reasonable steps to ensure that Confidential Information is not disclosed in any form by any means by each of them or by any of their employees to third parties of any kind, other than attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, except by advance written authorization by an officer of the authorizing party; provided, however, that either party will be deemed to have satisfied its obligations as to the Confidential Information by protecting its confidentiality in the same manner that the party protects its own proprietary or confidential information of like kind, which shall be at least a reasonable manner.
     Subject to the exclusion provided in Paragraph C, below, "Confidential Information" means:
     (1.) any information or knowledge about each party's products, processes, services, finances, customers, research, computer programs, marketing and business plans and/or claims management practices; and (2.) any medical or other personal, individually identifiable information about people or business entities with whom each party does business, including customers, prospective customers, vendors, suppliers, individuals covered by insurance plans, and each party's producers and employees; and (3.) records provided pursuant to Paragraph A, above.

C. Notwithstanding the definition of "Confidential Information" provided in Paragraph B, above, Confidential Information does not include information that
     (1.) is generally available to or known by the public; or (2.) is disclosed pursuant to written authorization of an officer of the disclosing party; or
     (3.) is disclosed pursuant to operation of law (including without limitation the lawful requirement of a governmental agency), provided (a) the non-disclosing party is given reasonable prior notice to enable it to seek a protective order, and (b) the disclosing party discloses only that information which, in the reasonable judgment of its counsel, is required to be disclosed; or
     (4.) has been lawfully obtained or developed by either party (a) independently or from any source other than the other party (provided that such source is not bound by a duty of confidentiality to such other party), and (b) not in violation of this Agreement.

D. If either the CEDING COMPANY or the REINSURER discloses Confidential Information to interested parties such as, but not limited to, attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, such interested parties shall also be bound by this Article's provisions on disclosing Confidential Information. The CEDING COMPANY or the REINSURER must inform the interested party of the provisions of this Article and agree to ensure that the interested parties honor the provisions.

E.   This Article expires 3 year after the TERMINATION DATE.

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ARTICLE X - UNINTENTIONAL ERRORS. MISUNDERSTANDINGS OR OMISSIONS

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be the result of an unintentional error, misunderstanding or omission, on the part of either CEDING COMPANY or REINSURER, both CEDING COMPANY and REINSURER, will be restored to the position they would have occupied, had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.

ARTICLE XI - CURRENCY

All retentions and limits hereunder, and all monetary data elements as described in Schedule F, are expressed in United States dollars and all premium and claim payments shall be made in United States dollars.

ARTICLE XII - INSOLVENCY

A. In the event of insolvency of CEDING COMPANY, any net GMDB CLAIMS due CEDING COMPANY, after offset for REINSURANCE PREMIUM due REINSURER as described in Article XIV, will be payable directly by REINSURER to CEDING COMPANY or to its liquidator, receiver, conservator or statutory successor on the basis of REINSURER'S liability to CEDING COMPANY without diminution because of the insolvency of CEDING COMPANY, or because the liquidator, receiver, conservator or statutory successor of CEDING COMPANY has failed to pay all or a portion of any claim.

B. In the event of insolvency of CEDING COMPANY, the liquidator, receiver, or statutory successor will, within reasonable time after the claim is filed in the insolvency proceeding, give written notice to REINSURER of all pending claims against CEDING COMPANY on any VARIABLE ANNUITY CONTRACTS reinsured. While a claim is pending, REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses that it may deem available to CEDING COMPANY or its liquidator, receiver, or statutory successor. The expense incurred by REINSURER will be chargeable, subject to court approval against CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to CEDING COMPANY solely as a result of the defense undertaken by REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elects to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by CEDING COMPANY.

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ARTICLE XIII - ARBITRATION

A. Any dispute between the parties arising out of or in connection with this Agreement including its formation and validity, whether such dispute arises before or after the termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Unless the parties agree upon a single arbitrator, within 30 days of one party receiving a written request from the other for arbitration, the claimant (the party requesting arbitration) shall appoint an arbitrator and give written notice thereof to the respondent (the party receiving the request for arbitration). Within 30 days of receiving such notice, the respondent shall appoint the second arbitrator and give notice thereof to the claimant, failing which the claimant may apply to the President, for the time being, of the Chartered Institute of Arbitrators, Bermuda Branch to nominate an arbitrator on behalf of the respondent. The two arbitrators shall select a third arbitrator within 30 days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within 30 days of the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three candidates, each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators, failing which agreement the third arbitrator shall be chosen by the President, for the time being, of the Chartered Institute of Arbitrators, Bermuda Branch.

B. Unless the parties otherwise agree, the arbitrators shall be present or former officers of life insurance or reinsurance companies other than the contracting companies or affiliates thereof. The three arbitrators shall decide by majority. If no majority can be reached, the verdict of the third arbitrator, who shall act as chairman of the tribunal, shall prevail.

C. The arbitration tribunal shall have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to matters which it may consider proper in the circumstances of the case including pleadings, discovery, inspection of documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written strictly admissible or not as it shall in its discretion think fit. The panel will be relieved of all judicial formality and will not be bound by rules of procedure and evidence. The panel will interpret this Agreement as an honorable engagement rather than merely as a legal obligation and will make its decision based upon the custom and practice of the insurance and reinsurance business following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof. The panel is empowered to grant interim relief as it may deem appropriate.

D. The decision of the arbitration panel shall be in writing and shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses, as it deems appropriate, including, but not limited to, attorneys' fees, and interest. In the absence of a decision to the contrary by the arbitration panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration.

E. The seat of the arbitration shall be in Bennuda.

ARTICLE XIV -- OFFSET

Either party shall have, and may exercise at any time the right to offset any balance or amounts whether on account of premiums, or on account of claims or otherwise, due from one party to the other under the terms of this Agreement.

ARTICLE XV -- MISCELLANEOUS

A. This Agreement means the text hereof, the Schedules and any Amendments effected in accordance with this paragraph. The Agreement constitutes the entire statement of agreement between the parties with regard to the subject matter hereof. There are no other understandings or agreements between the parties regarding the contracts reinsured other than as expressed in this Agreement. Any changes or additions to this Agreement must be effected by means of a written amendment that has been signed by both parties.

B. Notwithstanding the termination of this Agreement as provided herein, its provisions will continue to apply hereunder to the end that all obligations and liabilities incurred by each party hereunder will be fully performed and discharged.

C. If any provision of this Agreement should be rendered invalid, illegal or unenforceable, the parties will renegotiate the Agreement in good faith to cure such invalid, illegal or unenforceable provision. If such negotiations are unsuccessful to resolve the matter, then (i) such invalid, illegal or unenforceable provision will be deleted from the Agreement, (ii) to the maximum extent permitted by law, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and
     (iii) this Agreement will be construed to give effect to the remaining provisions hereof to carry out its original intent.

ARTICLE XVI -- GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the state of Nebraska.

ARTICLE XVII - NOTICES

A All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via reputable overnight carrier, facsimile with proof of successful transmission, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

         Ameritas Variable Life Insurance Company
         P.O. Box 82550
         Lincoln, NE 68501-2550
         Attention: Thomas P. McArdle
         Phone: (402) 467-7786
         Facsimile: (402) 325-4180

         Chief Financial Officer
         ACE Tempest Life Reinsurance Ltd.
         The ACE Building, 30 Woodbourne Avenue
         Hamilton, HM 08 Bermuda
         Phone: (441) 298-9532                Fax: (441) 295-2888

B. Notice shall be deemed given on the date it is received in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

ACE Tempest Life Reinsurance Ltd.      Ameritas Variable Life Insurance Company

By      /s/ Ari Lindner                By   s/s  Russell J. Wiltgen

Name    Ari Lindner                    Name      Russell J. Wiltgen

Title  SVP and Chief Life Officer      Title     VP - Ind. Prod. Mgmt_

Date       April 28, 2004              Date       5-5-04

ATTEST:                                ATTEST:

By      /s/ Henry Yi                   By   s/s  Marty L. Johnson

Name    Henry Yi                       Name      Marty L. Johnson

Title  AVP & LIfe Actuary              Title     VP - Ind. Policy Processing

Date       April 28, 2004              Date       5-5-04

                                  SCHEDULE A-1

             Description of Guaranteed Minimum Death Benefit (GMDB)
                    for CONTRACT TYPES listed in Schedule B-1

7-Year "Step-Up" GMDB         7-Year ratchet GMDB frozen at the most recent 7-year contract anniversary on or prior to the contract anniversary nearest the INSURED'S 75th birthday. GMDB for attained ages 75-84 is the GMDB on the most recent
                              7-year contract anniversary on or prior to the contract anniversary nearest the INSURED's 75th birthday adjusted for subsequent premiums and withdrawals. GMDB after the contract anniversary nearest the INSURED's
                              851h birthday is the standard death benefit (Return of Premium or Account
                              Value, if greater). GMDB is reduced proportionally (based on Account
                              Value) for any partial withdrawals. For issue ages 68-70, ACCOUNT VALUE as of 7th contract anniversary is used in determining GMDB prior to contract anniversary nearest the INSURED's 85th birthday. For issue ages 69 and 70, reference to 75th birthday is replaced by 76th and 77th birthday, respectively.

                              Note: this benefit is a 6-year ratchet for contracts in the state of
                              Texas.

"1-Yr Periodic Step-Up"       Annual ratchet GMDB frozen at the contract anniversary nearest
GMDB                          the INSURED"S 80th birthday. GMDB for attained ages 80-84 is the GMDB on the contract anniversary nearest the
                              INSURED's 80th birthday adjusted for
                              subsequent premiums and withdrawals. GMDB
                              after the contract anniversary nearest the
                              INSURED's 85th birthday is the standard
                              death benefit (Return of Premium or
                              Account Value, if greater). GMDB is
                              reduced proportionally (based on Account
                              Value) for any partial withdrawals.

"5% Roll-up" GMDB             5% roll-up GMDB (limited to 200% of premiums minus adjustments for partial surrenders) frozen at the contract anniversary nearest the INSURED"S 80th birthday. GMDB for attained ages 80-84 is the GMDB on the contract anniversary nearest the INSURED's 80th birthday adjusted for subsequent premiums and withdrawals. GMDB after the contract anniversary nearest the
                              INSURED's 85th birthday is the standard death benefit (Return of Premium or Account Value, if greater). GMDB is reduced proportionally (based on
                              Account Value) for any partial withdrawals.


                                       16

"Greater of' GMDB            Greater of annual ratchet GMDB frozen at the contract anniversary nearest the INSURED"S 80th birthday and 5% rollup GMDB (limited to 200% of premiums minus adjustments for partial surrenders) frozen at the contract anniversary nearest the INSURED"S 80th birthday. GMDB for attained ages
                             80-84 is the GMDB on the contract anniversary nearest the INSURED's 80th birthday adjusted for subsequent premiums withdrawals. GMDB after the contract anniversary nearest the INSURED's 85th birthday is the standard death benefit (Return of Premium or Account Value, if greater). GMDB is reduced proportionally (based on Account Value) for any partial withdrawals.

"Return of Premium" GMDB     Total premiums paid less an adjustment for any partial withdrawals.
                             GMDB is reduced dollar-for-dollar for any partial withdrawals.

GMDB benefits are fully defined in the prospectus and related materials.

                                  SCHEDULE B-1

                          CONTRACT TYPES reinsured under this Agreement

Contract Description                      Form Number                      Issue Dates

Medley                                    4888                             January 1, 2003
     Benefit Rider Forms with Medley
Value+ Option VP                          4901                             January 1, 2003
GMDB -- 1-Yr Periodic Step-Up             GMDB 4902 Rev. 2-01              January 1, 2003
GMDB -- 5% Roll-Up                        GMDB 4903                        January 1, 2003
GMDB -- Greater of                        GMDB 4904                        January 1, 2003
EEB -- Estate Protection Benefit          EPB 4901                         January 1, 2003
EEB -- Expanded Estate
          Protection Benefit              EEPB 4902                        January 1, 2003
Acclaim                                   4882                             January 1, 2003
Annuity III-Plus                          4786                             January 1, 2003 Benefit
        Rider Forms with Acclaim and Annuity III-Plus
GMDB -- 7-yr Step-Up                      GMDB 4095                        January 1, 2003

All state variations of the above listed contract and rider forms are reinsured under this Agreement.

                                  SCHEDULE B-2

Investment Funds under CONTRACT TYPES Reinsured under this Agreement

FIXED ACCOUNT
LOANED AMOUNT
ALGER
   Alger American Balanced
   Alger American Leveraged Al1Cap
AMERICAN CENTURY
   VP Income & Growth
AMERITAS PORTFOLIOS
     Ameritas Core Strategies                    effective 11/1/03
     Ameritas Emerging Growth                    discontinued 10/30/03
     Ameritas Growth
     Ameritas Growth With Income                 discontinued 10/30/03
     Ameritas Income & Growth
     Ameritas Index 500
     Ameritas MidCap Growth
     Ameritas Money Market
     Ameritas Research                           discontinued 10/30/03
     Ameritas Select
     Ameritas Small Capitalization
     Ameritas Small Company Equity
CALVERT PORTFOLIOS
   CVS Income
   CVS Social Balanced
   CVS Social Equity
   CVS Social International Equity
   CVS Social Mid Cap Growth
   CVS Social Small Cap Growth
DREYFUS
   MidCap Stock - Service Shares
FIDELITY (Initial Class for Acclaim, Annuity III-Plus; Service Class 2 for
          Medley)
   VIP Asset Manager
   VIP Asset Manager: Growth
   VIP Contrafund
   VIP Equity-Income
   VIP Growth
   VIP High Income
   VIP Investment Grade Bond
   VIP Overseas
INVESCO FUNDS VIF- Dynamics MFS
   New Discovery

   Strategic Income
   Utilities

MORGAN STANLEY - referred to as VAN KAMPEN effective 5/1/03
Emerging Markets Equity        renamed Emerging Markets Equity --Class I effective 5/1/03
Global Value Equity            renamed Global Value Equity -- Class I effective 5/1/03
International Magnum           renamed International Magnum -- Class I effective 5/1/03 renamed U.S. Real
U.S. Real Estate               Estate -- Class I effective 5/1/03

SALOMON BROTHERS
Variable Capital-              renamed Variable All Cap effective 5/1/03
SUMMIT PINNACLE SERIES
  Nasdaq-100 Index
  Russell 2000 Small Cap Index S&P
  MidCap 400 Index
THIRD AVENUE
  Third Avenue Value

                                  SCHEDULE C-1

                       Limits and Rules of CEDING COMPANY

1) CEDING COMPANY will determine the GMDB CLAIM (if any) for each VARIABLE ANNUITY CONTRACT within seven (7) working days of receipt of due proof of death and all claim forms required under the VARIABLE ANNUITY CONTRACTS.

2) RETAIL ANNUITY PREMIUMS shall not exceed $1 million unless the CEDING COMPANY has granted prior written approval to some other limit.

3) Valid VARIABLE ANNUITY CONTRACT issue ages are 0 through 70 for policies to which a GMDB rider is attached.

                                  SCHEDULE C-2

                          Limits and Rules of REINSURER

1) The limitation on RETAIL ANNUITY PREMIUM (the "Premium Maximum") for any VARIABLE ANNUITY CONTRACT is provided in Schedule C-1. If a VARIABLE ANNUITY CONTRACT has a RETAIL ANNUITY PREMIUM in excess of the Premium Maximum, and the CEDING COMPANY does not receive written approval from the REINSURER for such excess amount, then the REINSURER'S Quota Share as provided in Schedule E will be proportionally reduced as described in Schedule E.

2) The REINSURER'S liability cannot be increased as a result of CEDING COMPANY'S actions with respect to contested claims.

3) The REINSURER will not be liable for extra contractual damages (whether they constitute compensatory damages, statutory penalties, exemplary or punitive damages) which are awarded against the CEDING COMPANY unless the REINSURER provided written consent to the action or inaction of the CEDING COMPANY which resulted in the imposition of extra contractual damages.

4) For purposes of Article III, paragraph C (ii), the limit on cumulative RETAIL ANNUITY PREMIUMS is $450 million multiplied by the REINSURER'S Quota Share as provided in Schedule E.

5) RETAIL ANNUITY PREMIUMS paid under reinsured ACTIVE CONTRACTS after the date provided in Article III, paragraph C will continue to be subject to this Agreement.

6) Any VARIABLE ANNUITY CONTRACT under which a spousal continuation occurs will continue to be subject to this Agreement if the re-registration occurs before the date provided in Article III, paragraph C (ii).

7) REINSURER'S liability is restricted to VARIABLE ANNUITY CONTRACTS issued in the United States of America.

                                   SCHEDULE D

                            REINSURANCE PREMIUM RATE

The Annual REINSURANCE PREMIUM RATE is expressed below in basis points (0.0001):

--------------------------------------------------------------------------------
          Benefit Type             Issue Ages          Annual Reinsurance
                                                   Premium Rate (basis points)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      7-Year "Step-Up" GMDB           0-70                     13.00
--------------------------------------------------------------------------------
      1-Year "Step-Up" GMDB           0-70                     19.00
--------------------------------------------------------------------------------
        "5% Roll-up" GMDB             0-70                     27.00
--------------------------------------------------------------------------------
        "Greater of' GMDB             0-70                     29.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Subject to the terms and conditions of this Agreement, the REINSURANCE PREMIUM RATE is guaranteed for all ACTIVE CONTRACTS reinsured under this Agreement.

                                   SCHEDULE E

                             REINSURER'S Quota Share

1) For each VARIABLE ANNUITY CONTRACT under which aggregate RETAIL ANNUITY PREMIUMS are equal to or less than $1 million, REINSURER accepts a 100% Quota Share of the GMDB CLAIMS described in this Agreement, subject to the limits and other teens and conditions described herein.

2) For each VARIABLE ANNUITY CONTRACT for which aggregate RETAIL ANNUITY PREMIUMS are in excess of $1 million, and where the CEDING COMPANY has not received written approval to include such excess amount, the REINSURER'S Quota Share percentages shown above shall be reduced by multiplying the Reinsurer's respective Quota Share percentages by a fraction, the numerator of which is $1 million and the denominator of which is the aggregate RETAIL ANNUITY PREMIUMS

                                   SCHEDULE F

                 Monthly Reporting Format and Data Requirements

Seriatim Report to be prepared monthly by CEDING COMPANY and delivered to
REINSURER:

------------------------------------------------------------------------------------------------------------------------
                             Field                                                 Comments
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                       Report Date                                                 YYYYMMDD
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                    Policy Number or Contract Number
------------------------------------------------------------------------------------------------------------------------
                    Policy Issue Date                                             YYYYMMDD
------------------------------------------------------------------------------------------------------------------------
                    Policy Tax Status                               Q or N (Qualified or Non-qualified)
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                          Annuitant Sex                                           M or F
------------------------------------------------------------------------------------------------------------------------
                      Annuitant Date of Birth                                    YYYYMMDD
------------------------------------------------------------------------------------------------------------------------
                    Annuitant Social Security #
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                        Joint Annuitant Sex                                       M or F
------------------------------------------------------------------------------------------------------------------------
               Joint Annuitant Date of Birth                                     YYYYMMDD
------------------------------------------------------------------------------------------------------------------------
                 Joint Annuitant Social Security #
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                       Owner Sex                                                  M or F
------------------------------------------------------------------------------------------------------------------------
                        Owner Date of Birth                                      YYYYMMDD
------------------------------------------------------------------------------------------------------------------------
                      Owner Social Security #
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                    Joint Owner Sex                                               M or F
------------------------------------------------------------------------------------------------------------------------
                 Joint Owner Date of Birth                                       YYYYMMDD
------------------------------------------------------------------------------------------------------------------------
               Joint Owner Social Security #
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
           Return of Premium Death Benefit Value                              If applicable
------------------------------------------------------------------------------------------------------------------------
                      Reset Death Benefit Value                               If applicable
------------------------------------------------------------------------------------------------------------------------
                Ratchet Death Benefit Value                                   If applicable
------------------------------------------------------------------------------------------------------------------------
                Roll-up Death Benefit Value                                   If applicable
------------------------------------------------------------------------------------------------------------------------
           Guaranteed Minimum Death Benefit Value                           Greatest of above
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                        Current Account Value
------------------------------------------------------------------------------------------------------------------------
                   Current Death Benefit                                 Greater of AV and GMDB
------------------------------------------------------------------------------------------------------------------------
                     Current GMDB Net Amount At Risk                         Max (O,GMDB-AV)
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                Relevant Life for GMDB Claim                            A or 0 (Annuitant / Owner)
------------------------------------------------------------------------------------------------------------------------
                     GMDB Claim Trigger                            1 or 2 (First to die / Second to die)
------------------------------------------------------------------------------------------------------------------------

                                       25



                       Reporting Requirements (continued)

------------------------------------------------------------------------------------------------------------------------
                           Field                                                     Comments
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
              Value in Aggressive Growth Funds
------------------------------------------------------------------------------------------------------------------------
                  Value in Balanced Funds
------------------------------------------------------------------------------------------------------------------------
               Value in Corporate Bond Funds
------------------------------------------------------------------------------------------------------------------------
               Value in Government Bond Funds
------------------------------------------------------------------------------------------------------------------------
                   Value in Growth Funds
------------------------------------------------------------------------------------------------------------------------
              Value in Growth and Income Funds
------------------------------------------------------------------------------------------------------------------------
               Value in High Yield Bond Funds
------------------------------------------------------------------------------------------------------------------------
             Value in International Bond Funds
------------------------------------------------------------------------------------------------------------------------
             Value in International Stock Funds
------------------------------------------------------------------------------------------------------------------------
                Value in Money Market Funds
------------------------------------------------------------------------------------------------------------------------
                  Value in Specialty Funds
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                  Value in General Account
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                      Termination Date                                               YYYYMMDD
------------------------------------------------------------------------------------------------------------------------
                     Termination Reason                               A (Annuitization), D (Death), 0 (Other)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                 Total Number of Contracts                                     Split by Benefit Type
------------------------------------------------------------------------------------------------------------------------
                    Total Account Value                              Split by Benefit Type, Age Band, and Fund
                                                                                     Category
------------------------------------------------------------------------------------------------------------------------
                      Total GMDB Value                              Split by Death Benefit Type, Age Band, and
                                                                                  Fund Category
------------------------------------------------------------------------------------------------------------------------
               Total Reinsurance Premium Due
------------------------------------------------------------------------------------------------------------------------
                     Total GMDB Claims
------------------------------------------------------------------------------------------------------------------------
                   Net Monthly Amount Due
------------------------------------------------------------------------------------------------------------------------


Claims Report to be prepared monthly by CEDING COMPANY and delivered to REINSURER including the following information:

Seriatim Report Data as of the Date of Notification (the date that death related paperwork is submitted in full)

Date of Death
Date of Notification
Death Benefit Paid
Death Benefit Amount Paid in Excess of Account Value

1315015

Vadbetem2A

                                 AMENDMENT NO. 1

                                     to the

                     VARIABLE ANNUITY REINSURANCE AGREEMENT

                            Effective January 1, 2003

                                     Between

                    AMERITAS VARIABLE LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")
                                Lincoln, Nebraska

                                       and

                        ACE TEMPEST LIFE REINSURANCE LTD.
                                  ("REINSURER")
                                Hamilton, Bermuda

Effective December 31, 2004, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

o Article III Section C, is hereby replaced by the attached Article III
  Section C

AMERITAS VARIABLE LIFE INSURANCE COMPANY

By:    /s/                              Attest:  Marty L. Johnson

Title:       VP                         Title:   Vice President

Date:        12/29/04                   Date     12/29/04


ACE TEMPEST LIFE REINSURANCE LTD.

By:    /s/                              Attest:

Title:   SVP and Chief Life Officer     Title:   VP and LIfe Actuary

Date:        12/24/04                   Date     12/22/04

ARTICLE III - EFFECTIVE DATE, BUSINESS COVERED, TERM AND TERMINATION

C. Business covered by this Agreement does not include new VARIABLE ANNUITY CONTRACTS issued by the CEDING COMPANY on and after the earlier of (i) 11:59 p.m. Eastern Standard Time, on December 31, 2006 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS paid on ACTIVE CONTRACTS exceed the limit provided in schedule C-2.

                                 AMENDMENT NO.2
                                     to the

                     VARIABLE ANNUITY REINSURANCE AGREEMENT

                            Effective January 1, 2003

                                     Between

                    AMERITAS VARIABLE LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")
                                Lincoln, Nebraska

                                       and

                        ACE TEMPEST LIFE REINSURANCE LTD.
                                  ("REINSURER")
                                Hamilton, Bermuda

Effective December 31, 2006, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that: o
Article III Section C, is hereby replaced by the attached Article III Section C
o Article XV Section D, is hereby added by the attached Article XV Section D o Schedule B-2, is hereby replaced by the attached Schedule B-2

AMERITAS VARIABLE LIFE INSURANCE COMPANY

By:    /s/                              Attest:

Title:       VP                         Title:   2nd VP & Assoc Actuary

Date:        2/14/07                    Date     2/13/07


ACE TEMPEST LIFE REINSURANCE LTD.

By:    /s/                              Attest:

Title:   SVP and Chief Pricing Officer  Title:   Chief Actuary

Date:        Jan 31, 2004               Date     January 31, 2004

ARTICLE III -- EFFECTIVE DATE, BUSINESS COVERED, TERM AND TERMINATION

C. Business covered by this Agreement does not include new VARIABLE ANNUITY CONTRACTS issued by the CEDING COMPANY on and after the earlier of (i) 11:59 p.m. Eastern Standard Time, on December 31, 2008 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS paid on ACTIVE CONTRACTS exceed the limit provided in schedule C-2.

ARTICLE XV -- MISCELLANEOUS

D.   The REINSURER will reimburse the CEDING COMPANY for United States
     Federal Excise Tax assessed and paid on this Agreement for the REINSURER's quota share of the business, as described in Schedule E, but in no event will the reimbursement be greater than 1% of reinsurance premium paid on this Agreement. Such reimbursement will be made on the first MONTHLY VALUATION DATE that coincides with a REINSURANCE PREMIUM DUE DATE and that falls at least ten (10) BUSINESS DAYs after notice of the tax payment is received by the REINSURER. The CEDING COMPANY will be responsible for the timely payment of Federal Excise Tax and for the filing of all required tax, information returns or filings with the Internal Revenue Service with respect to this Agreement.

                                  SCHEDULE B-2

 Investment Funds under CONTRACT TYPES Reinsured under this Agreement

 FIXED ACCOUNT
 LOANED AMOUNT

 ALGER -- referred to as ALGER Class 0 (5/1/04)
  Alger American Balanced
  Alger American Leveraged AllCap-merged into Ameritas Income & Growth (11/1/05)

AMERICAN CENTURY
  VP Income & Growth

 AMERITAS PORTFOLIOS
    Ameritas Core Strategies - added (11/1/03)
    Ameritas Emerging Growth-merged into Core Strategies (10/30/03) Ameritas Growth - merged into Ameritas Income & Growth (11/1/05) Ameritas Growth With Income - merged into Core Strategies (10/30/03) Ameritas Income & Growth Ameritas Index 500
    Ameritas MidCap Growth-renamed Ameritas Focused MidCap Value (5/01/03) Ameritas Money Market
    Ameritas Research - merged into Core Strategies (10/30/03)
    Ameritas Select - renamed Focused Mid-Cap Value (5/1/06)
    Ameritas Small Capitalization - renamed Ameritas Small Cap (12/10/04) Ameritas Small Company Equity

CALVERT PORTFOLIOS CVS Income
    CVS Social Balanced
    CVS Social Equity
    CVS Social International Equity CVS Social
    Mid Cap Growth CVS Social Small Cap Growth

DREYFUS
    MidCap Stock - Service Shares

FIDELITY (Initial Class for Acclaim, Annuity III-Plus; Service Class 2
        for Medley)
   VIP Asset Manager
   VIP Asset Manager: Growth
   VIP Contrafund
   VIP Equity-Income
   VIP Growth
   VIP High Income
   VIP Investment Grade Bond
   VIP Overseas

INVESCO FUNDS
   VIF- Dynamics -- renamed AIM V.I. Dynamics - Series I (5/1/05)

MFS
   New Discovery -- renamed New Discovery - Initial Class (11/1/05)
   Global Governments -- renamed Global Governments - Initial Class (11/1/05) Utilities -- renamed Utilities - Initial Class (11/1/05)

MORGAN STANLEY -- referred to as VAN KAMPEN (5/1/03)
   Emerging Markets Equity -- renamed Emerging Markets Equity -- Class I (5/1/03) Global Value Equity -- renamed Global Value Equity - Class I (5/1/03) International -- renamed International Magnum -- Class I (5/1/03) U.S. Real Estate -- renamed U.S. Real Estate -- Class I (5/1/03)

SALOMON BROTHERS
   Variable Capital -- renamed Variable All Cap (5/1/03); merged into Ameritas
     Income & Growth (11/1/05)

SUMMIT PINNACLE SERIES -- referred to as SUMMIT (5/1/06)
   Nasdaq-100 Index
   Russell 2000 Small Cap Index
   S&P MidCap 400 Index

THIRD AVENUE Third Avenue Value

                         AUTOMATIC REINSURANCE AGREEMENT

                                     between

                    AMERITAS VARIABLE LIFE INSURANCE COMPANY
        (a corporation organized under the laws of the state of Nebraska, having its principal place of business in Lincoln, Nebraska;
                 hereinafter referred to as the CEDING COMPANY)

                                       and

                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
        (a corporation organized under the laws of the state of Delaware, having its principal place of business in New York, New York; '
                    hereinafter referred to as the REINSURER)

                         Effective Date: January 1, 2001

                                    Contents

Articles                                                             Page
I.        Scope of Agreement                                             1
II.       Commencement and Termination of Liability                      2
III.      Oversights and Clerical Errors                                 3
IV.       Net Amount at Risk                                             4
V.        Reinsurance Premiums                                           5
VI.       Reinsurance Administration                                     6
WI.       Settlement of Claims                                           7
VIII.     Treaty Reserve                                                 8
IX.       Recapture Privileges                                           9
X.        Inspection of Records                                         10
XL        Insolvency                                                 11-12
XII.      Negotiation                                                   13
XIII.     Arbitration                                                   14
XIV.      Right to Offset Balances Due                                  15
XV.       Contract and Program Changes                                  16
XVI.      Confidentiality                                               17
XVII.     Miscellaneous                                                 18
XVIII.    Severability                                                  19
XIX.      DAC Tax                                                       20
XX.       Duration of Agreement                                         21
XXI.      Execution of Agreement                                        22
Schedules
A.       Plans of Reinsurance
B.       Investment Funds
C.       Data Layout
Exhibits
I:         Reinsurance Premiums
II.      Benefit Limitation Rule
III.     Confidentiality and Non-Disclosure Agreement



Ameritas Variable Life Agreement No.

  2001-36-DB Effective January 1, 2001

All provisions of this Agreement are subject to the laws of the State of Delaware.

                                   Article I
                               Scope of Agreement

A. On and after January 1, 2001 (Effective Date), the CEDING COMPANY shall automatically reinsure with the REINSURER and the REINSURER shall automatically accept, a quota share percentage (defined in Schedule A) of the MNAR (defined in Article IV), generated prior to termination of the REINSURER's liability (defined in Article II), by the Guaranteed Minimum Death Benefit (GMDB) provisions within the variable annuity contracts issued by the CEDING COMPANY as set forth in Schedule A.

B. The REINSURER's maximum aggregate VNAR (defined in Article IV) claim payment in any one calendar year shall not exceed two hundred (200) basis points of the REINSURER's quota share percentage of the average aggregate account value over each respective calendar year of coverage. This claim limit applies in aggregate to both this Agreement and Agreement No. 2001-43 between the REINSURER and the CEDING COMPANY's affiliate, Acacia National Life Insurance Company. (Agreement No. 2001-43 reinsures a related product.) This average shall be calculated by way of a trapezoidal rule as shown in Exhibit II.

C. The REINSURER's annual aggregate SCNAR (defined in Article IV) claim payment has no independently calculated annual aggregate claim limit.

D. The REINSURER's maximum MNAR (defined in Article IV) claim payment on any individual life reinsured hereunder shall be limited to one million dollars ($1,000,000) multiplied by the quota share percentage reinsured by the REINSURER.

E. This Agreement covers only the CEDING COMPANY's contractual liability for claims paid under variable annuity contract forms specified in Schedule A and supported by investment funds specified in Schedule B and its Amendments, that were submitted to the REINSURER prior to their issuance.

                                   Article II
                    Commencement and Termination of Liability

A. On reinsurance ceded under the terms of this Agreement, the liability of the REINSURER shall commence simultaneously with that of the CEDING COMPANY. The liability under this Agreement will terminate either in accordance with the Duration of Agreement provisions of this Agreement as stated in Article XX, or, for an individual contract, upon the earliest of the following occurrences defined in the contract(s) reinsured hereunder:

     1.   the date the owner elects to annuitize;
     2.   surrender or termination of the contract;
     3. the death of the owner or annuitant where such death triggers the payment of a contractual death benefit, except when spousal continuance has been elected. On spousal continuance election the REINSURER's liability will be terminated upon death of the spouse;
     4. attainment of the maximum annuitization age or attained age 85, if earlier.
B. The REINSURER shall be liable to reimburse claims only on those deaths where the actual date of death is on or after the Effective Date of this Agreement, in accordance with Article WI.

                                   Article III
                         Oversights and Clerical Errors

A. Should either the CEDING COMPANY or the REINSURER fail to comply with any of the terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the CEDING COMPANY or the REINSURER, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the positions they would have occupied had no such oversight, misunderstanding or clerical error occurred. Such conditions are to be reported and corrected promptly after discovery.
B. If the CEDING COMPANY or the REINSURER discovers that the CEDING COMPANY did not cede reinsurance on a contract it should have reinsured under this Agreement, the CEDING COMPANY will take prompt, reasonable and necessary steps to ensure that similar oversights do not recur. Then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the positions they would have occupied had the CEDING COMPANY ceded such reinsurance at the original date. If the REINSURER receives no evidence that the CEDING COMPANY has taken action to remedy such a situation, the REINSURER reserves the right to limit its liability to reported contracts only.
C. Any negligent or deliberate acts or omissions by the CEDING COMPANY regarding the insurance or reinsurance provided are the responsibility of the CEDINQ COMPANY and its liability insurer, if any, but not that of the REINSURER. The previous sentence does not negate the REINSURER's liability under Article VII, Settlement of Claims, of this Agreement.

                                   Article IV
                               Net Amount at Risk

A. The MNAR (mortality net amount at risk) for each variable annuity contract reinsured hereunder shall be equal to the following:
     MNAR = VNAR + SCNAR where:
     o VNAR (Variable Net Amount at Risk) = Maximum (a, b) multiplied by the quota share percentage (defined in Schedule A) where:
           a = (Contractual Rider Death Benefit -- Maximum (Net Considerations, Account Value)) b=0
     o SCNAR (Surrender Charge Net Amount at Risk) = Surrender Charges multiplied by the quota share percentage
B. The CEDING COMPANY's risk shall be equal to its retention, as defined in Schedule A.
C.   Spousal Continuances (as described in Schedule A).
     The REINSURER will reimburse the CEDING COMPANY for the REINSURER's quota share percentage of the SCNAR realized upon death consistent with the manner in which the CEDING COMPANY waives the surrender charges when death benefit is paid out.
     Also covered under this Agreement are surrender charges arising from additional premium deposits contributed by the spouse to the contract on or after the spousal continuance date. In no event will the REINSURER reimburse surrender charges arising from the same premium deposits more than once.
D. The death benefit and the surrender charges will be as described in the variable annuity contract forms specified in Schedule A.

                                    Article V
                              Reinsurance Premiums

A. The reinsurance premium rate is a flat asset-based premium rate which is applied to the average aggregate account value in. force over the reporting period multiplied by the quota share percentage reinsured by the REINSURER. The reporting period is monthly.
B. The annualized reinsurance premium rate is shown en6Exhibit I a is--expressed-in-terms of basis points. In practice, it shall be applied on a monthly basis b utilizing one-twelfth (I/12th) f the annualized rate.
C. The total reinsurance premium due and payable in the first month shall at least equal one thousand dollars ($1,000). Thereafter, the minimum reinsurance premium that is due and payable shall increase by eight hundred dollars ($800) for each month after the first month until it reaches five thousand dollars ($5,000) six months after the Effective Date of this Agreement. The total reinsurance premium that is due and payable in any month thereafter shall at least be five thousand dollars ($5,000). The minimum reinsurance premium applies in aggregate to the business reinsured with the REINSURER by the CEDING COMPANY under this Agreement and by the CEDING COMPANY's affiliates, First Ameritas Life Insurance Corporation of New York and Acacia National Life Insurance Company, under the Agreements known as No. 2001-38 and No. 2001-43, respectively.
D. For Spousal Continuances, reinsurance premium rates shall apply as described in this Article V. Should these rates be age-based then the new reinsurance premium rate for spousal continuances shall be based off the attained age of the surviving spouse at the time of election of spousal continuance. After the new business facility expires, as described under
     Article XX, the REINSURER reserves the right to declare new rates.
E. The reinsurance premium structure described above shall remain in effect as long as the death benefit design, contract fees, mortality and expense charges, administration fees and surrender charges in effect at the inception of this Agreement remain unchanged.

                                   Article VI
                           Reinsurance Administration

A. Within thirty (30) days of the end of each calendar month, the CEDING COMPANY will furnish the REINSURER with a seriatim electronic report as detailed in Schedule C, for each contract specified in Schedule A, valued as of the last day of that month.
B. Additionally, within thirty (30) days of the end of each calendar month, the CEDING COMPANY will furnish the REINSURER with a separate paper report summarizing the following:
     1. reinsurance premiums due to the REINSURER separate for each premium class, if any, as shown in Exhibit I;
     2. benefit claim reimbursements due to the CEDING COMPANY in total and broken down by VNAR and SCNAR.
C. If the net balance is due to the REINSURER, the amount due shall be remitted with the report statement. If the net balance is due to the CEDING COMPANY, the REINSURER shall remit the amount to the CEDING COMPANY within ten (10) days of receipt of the report.
D. Furthermore, the REINSURER will use the summary data in Schedule C to calculate and monitor its maximum annual aggregate VNAR liability throughout the calendar year. Upon the receipt of the final report for the calendar year, the REINSURER will "true-up" benefit claim reimbursements, if necessary, for that calendar year.
E. The payment of reinsurance premiums is a condition precedent to the liability of the REINSURER under this Agreement. In the event the CEDING COMPANY does not pay reinsurance premiums in a timely manner as defined below, the REINSURER may exercise the following rights:
     1. The REINSURER reserves the right to charge interest if premiums are not paid within sixty (60) days of the due date, as defined in Paragraph B of this Article. The interest rate charged shall be based on the ninety-(90) day Federal Government Treasury Bill as first published by the Wall Street Journal in the month following the end of the billing period plus fifty (50) basis points. The method of calculation shall be simple interest (360-day year).
     2. The REINSURER will have the right to terminate this Agreement when premium payments are more than ninety (90) days past due by giving ninety (90) days written notice of termination to the CEDING COMPANY. As of the close of the last day of this ninety-(90) day notice period, the REINSURER's liability for all risks reinsured associated with the defaulted premiums under this Agreement will terminate. If all premiums in default are received within the ninety-(90) day time period, the Agreement will remain in effect.
F. Payments between the CEDING COMPANY and the REINSURER may be paid net of any amount due and unpaid under this Agreement.

                                   Article VII
                              Settlement of Claims

A. The claims that are eligible for reimbursement are only those that the CEDING COMPANY is contractually required to pay on deaths that occur on or after the Effective Date of this Agreement, subject to the benefit limitations described in Article I.
B. In the event the CEDING COMPANY provides satisfactory proof of claim liability to the REINSURER, claim settlements made by the CEDING COMPANY shall be unconditionally binding on the REINSURER. ' In every case of claim, copies of the proofs obtained by the CEDING COMPANY will be taken by the REINSURER as sufficient.
C. Within thirty (30) days of the end of each calendar month, the CEDING COMPANY shall notify the REINSURER of the reinsured contractual death benefits paid in that month, based on the net amount at risk definition set forth in Article IV, and the REINSURER shall reimburse the CEDING COMPANY, as provided in Article VI, for the reinsured benefits.
D. Settlements by the REINSURER shall be in a lump sum regardless of the mode of payment made by the CEDING COMPANY.
E. With respect to Extra-Contractual Damages, in no event will the REINSURER participate in punitive or compensatory damages or statutory penalties which are awarded against the CEDING COMPANY as a result of an act, omission or course of conduct committed solely by the CEDING COMPANY in connection with the insurance reinsured under this Agreement.
     The parties recognize that circumstances may arise in which equity would require the REINSURER, to the extent permitted by law, to share proportionately in certain assessed situations in which the REINSURER was an active party and directed, consented to, or ratified the act, omission or course of conduct of the CEDING COMPANY which ultimately resulted in the assessment of the extracontractual damages. In such situations, the REINSURER and the CEDING COMPANY shall share such damages so assessed in equitable proportions.

     If the REINSURER declines to be party to the contest, compromise or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise or litigation. In addition, the REINSURER will pay its proportionate share of covered expenses incurred to the date it notifies the CEDING COMPANY that it declines to be a party to the contest, compromise or litigation of a claim.

F. In no event will the REINSURER be liable for expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

                                  Article VIII
                                 Treaty Reserve

The reserves held by the REINSURER in its statutory financial statement will be greater than or equal to those required by the state where the statement is filed.

                                   Article IX
                              Recapture Privileges

The CEDING COMPANY may recapture existing reinsurance in force in accordance with the following rules:

A. The CEDING COMPANY will notify the REINSURER of its intent to recapture at least ninety (90) days prior to any recaptures.
B.   No recapture will be made unless reinsurance has been in force for fifteen
     (15) years.
C. Recapture will only be available provided the total carryforward, upon release of treaty reserves, is in a positive position. The total carryforward is defined as the sum of the carryforwards of this Agreement and the complementary GMIB Agreement, if any, that reinsures the same related contracts.
D. The carryforward for each Agreement is defined as the current period's reinsurance premium, minus all reinsurance claims paid under this Agreement for the current period, minus a two-and-one-half (2.5) basis point annual expense allowance applied against the average aggregate Account Value for the current period, minus the change in treaty reserves from the prior period to the current period, plus the prior period's loss carryforward. The monthly carryforward amount is accumulated at the ninety(90) day Federal Government Treasury Bill rate as published in the Wall Street Journal on the first business day of the current period plus two percent (2%).
E. Upon election, recapture shall occur ratably over a thirty-six (36) month period (i.e., every month the initial quota share percentage reduces 2.78% times the initial quota share percentage). It is irrevocable once elected.
F. The CEDING COMPANY and the REINSURER agree to exchange carryforward calculations each year-end to ensure ongoing agreement on the position of the carryforward.

                                    Article X
                              Inspection of Records

A. The REINSURER, or its duly appointed representatives, shall have the right at all reasonable times and for any reasonable purpose to inspect at the office of the CEDING COMPANY all records referring to reinsurance ceded to the REINSURER.

B. Relating to the business reinsured hereunder, the CEDING COMPANY or its duly appointed representatives shall have the right at all reasonable times and for any reasonable purpose, to inspect at the office of the REINSURER all records referring to reinsurance ceded from the CEDING COMPANY.

                                   Article XI
                                   Insolvency

A.   A party to this Agreement will be deemed insolvent when it:
     1. Applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor ("Authorized Representative") of its properties or assets; or
     2.   Is adjudicated as bankrupt or insolvent; or
     3. Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute; or
     4. Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute.
B. In the event of the insolvency of the CEDING COMPANY, all reinsurance will be payable on the basis of the liability of the CEDING COMPANY on the policies reinsured directly to the CEDING COMPANY or its liquidator, receiver or statutory successor without diminution because of the insolvency of the CEDING COMPANY.
C. In the event of insolvency of the CEDING COMPANY, the liquidator, receiver or statutory successor will, within a reasonable time after the claim is filed in the insolvency proceeding, give written notice to the REINSURER of all pending claims against the CEDING COMPANY or any policies reinsured. While a claim is pending, the REINSURER may investigate such claim and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its liquidator, receiver or statutory successor. The expenses incurred by the REINSURER will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expenses will be apportioned in accordance with the terms of the Reinsurance Agreement as though such expense had been incurred by the CEDING COMPANY.
D. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the REINSURER or CEDING COMPANY with respect to this Agreement are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid. However, in the event of liquidation, the REINSURER may offset against undisputed amounts which are due and payable to the CEDING COMPANY, only those undisputed amounts due the REINSURER which are not more than one hundred and eighty (180) days past due at the date of the court order of liquidation.
E. In the event of insolvency of the REINSURER, the liability of the REINSURER shall not terminate but shall continue with respect to the reinsurance ceded to the REINSURER by the CEDING COMPANY prior to the date of such insolvency, and the CEDING COMPANY shall have a security interest in any and all sums held by or under deposit in the name of the REINSURER. The provisions of Article XX notwithstanding, the CEDING COMPANY may terminate this Agreement immediately or new business. The CEDING COMPANY shall provide written notification of its intent, but no waiting period shall be required.

                                   Article XII
                                   Negotiation

A. Within ten (10) days after one of the parties has given the other the first written notification of a specific dispute, each party will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.
B. If the officers cannot resolve the dispute within thirty (30) days of their first meeting, the parties will agree to submit the dispute to formal arbitration, in accordance with Article XIII. However, the parties may agree in writing to extend the negotiation period for an additional thirty
     (30) days.

                                  Article XIII
                                  Arbitration

A. It is the intention of the CEDING COMPANY and the REINSURER that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If after the negotiation required by Article XII, the REINSURER or the CEDING COMPANY cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement and, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. There will be no appeal of their written decision, and any court having jurisdiction of the subject matter and the parties, may reduce that decision to judgement.
B. To initiate arbitration, either the REINSURER or the CEDING COMPANY will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.
C. There will be three arbitrators who will be current or former officers of life insurance companies other than the contracting companies or affiliates thereof. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within thirty (30) days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within thirty (30) days of their appointment, then the appointment of said arbitrator shall be left to the President of the American Arbitration Association. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by majority vote.
D. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Section A of this Article.
E. The arbitration hearing will be held on the date fixed by the arbitrators in New York City. In no event will this date be later than three (3) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments they will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. Each party may examine any witnesses who testify at the arbitration hearing.
F. The cost of arbitration will be divided between the parties, unless the arbitrators decide otherwise.

                                   Article XIV
                          Right to Offset Balances Due

The CEDING COMPANY and the REINSURER shall have, and may exercise at any time, the right to offset any balance or balances due one party to the other, its successors or assignees, against balances due to the other party under this Agreement or under any other Agreements or Contracts previously or subsequently entered into between the CEDING COMPANY and the REINSURER. This right of offset shall not be affected or diminished because of the insolvency of either party to this Agreement.

                                   Article XV
                          Contract and Program Changes

A. The CEDING COMPANY may amend, substitute, add or delete variable investment funds to the investment options supporting the annuity contract as described in the contract general provisions. No such change shall be made by the CEDING COMPANY without prior notification to the REINSURER and without the prior approval of the Securities and Exchange Commission (SEC), if necessary. The CEDING COMPANY agrees to maintain at all times a satisfactory selection of core investment options with characteristics similar to those listed in Schedule B.
B. The CEDING COMPANY shall also give the REINSURER advance notice of any other changes to its annuity product design and/or death benefit design, its fees and charges, its distribution systems and/or methods, or the addition of any riders to any contract forms reinsured hereunder.
C. Should any such change as stated above result in a material change in the underlying risk, the REINSURER shall have the right to modify, for that product line only, any of the terms of this Agreement in order to restore the REINSURER to its original position.
D. The CEDING COMPANY agrees to provide the REINSURER with certain contractholder communications, described below, as though the REINSURER were a contractholder in the CEDING COMPANY's state of domicile.
     1.   Contract
     2.   Informational Mailings
     3.   Prospectuses
     4.   Prospectus Supplements
     5.   Annual Reports

                                   Article XVI
                                 Confidentiality

A. This Agreement incorporates, under Exhibit III, the confidentiality agreement previously agreed to between the parties on November 10, 1999. All matters with respect to this Agreement require the utmost good faith of both parties. Both the CEDING COMPANY and the REINSURER shall hold confidential and not disclose or make competitive use_ of any shared proprietary information unless otherwise agreed to in writing, or unless the information otherwise becomes publicly available, or the disclosure of which is required for retrocession purposes, or has been mandated by law, or is duly required by external auditors.
B. The REINSURER will treat all personal policyholder information received from the CEDING COMPANY as confidential information and will use good faith efforts to keep such information private and secure, in accordance with the CEDING COMPANY's commitment to its policyholders and in accordance with federal and state privacy laws. The CEDING COMPANY recognizes that the REINSURER may need to share certain information with auditors, regulators and retrocessionaires in the normal course of conducting business.

                                  Article XVII
                                  Miscellaneous

A. This Agreement shall constitute the entire Agreement between the parties with respect to business reinsured hereunder. There is no understanding between the parties other than as expressed in this Agreement and any change or modification of this Agreement shall be null and void unless made by Amendment to the Agreement and signed by both parties.

B. Any notice or communication given pursuant to this Reinsurance Agreement must be in writing and either 1) delivered personally, 2) sent by facsimile or other similar transmission to a number specified in writing by the recipient, 3) delivered by overnight express, or 4) sent by Registered or Certified Mail, Postage Prepaid, Return Receipt Requested, as follows:

     If to CEDING COMPANY:   Ameritas Variable Life Insurance Company
                             P. O. Box 82550

                              Lincoln, Nebraska 68501-2550
                                 Attn: Thomas P. McArdle,
                                    Assistant Vice President & Associate Actuary

      If to the REINSURER:    AXA Corporate Solutions Life Reinsurance Company
                              17 State Street, 32nd Floor
                              New York, NY 10004
                                  Attn: Julia Comely, Assistant Vice President

     All notices and other communications required or permitted under this Reinsurance Agreement that are addressed as provided in this Section will
     1) if delivered personally or by overnight express, be deemed given upon delivery; 2) if delivered by facsimile transmission or other similar transmission, be deemed given when electronically confirmed, and 3) if sent by Registered or Certified mail, be deemed given when marked Postage Prepaid by the sender's terminal. Any party from time-to-time may change its address, but no such notice of change will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.
C. This Agreement shall be binding to the parties and their respective successors and permitted assignees. This Agreement may not be assigned by either party without the written consent of the other.
D. This Agreement is an indemnity reinsurance agreement solely between the CEDING COMPANY and the REINSURER. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the REINSURER and the annuitant, owner, beneficiary or any other party under any contracts of the CEDING COMPANY which may be reinsured hereunder; the CEDING COMPANY shall be and remain solely liable to such parties under such contracts reinsured hereunder.
E.   All financial transactions under this Agreement shall be made in U. S.
     dollars.

                                  Article XVIII
                                  Severability

If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not affect or impair the validity or the enforceability of the remaining provisions of this Agreement.

                                   Article X1X
                                     DAC Tax
               Treasury Regulation Section 1.848-2(g)(8) Election

The CEDING COMPANY and the REINSURER hereby agree to the following pursuant to
Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code 1986, as amended. This election shall be effective for 1993 and all subsequent taxable years for which this Agreement remains in effect.

A. The term "party" will refer to either the CEDING COMPANY or the REINSURER as appropriate.
B. The terms used in this Article are defined by reference to Treasury Regulations Section 1.848-2 in effect as of December 29, 1992.
C. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deduction limitation of IRC Section 848(c)(1).
D. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The parties also agree to exchange information, which may be otherwise required by the IRS.
E. The CEDING COMPANY will submit to the REINSURER by April 1st of each year, a schedule of its calculation of the net consideration for the preceding calendar year. This schedule will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year.
F. The REINSURER may contest such calculation by providing an alternate calculation to the CEDING COMPANY in writing within thirty (30) days of the REINSURER's receipt of the CEDING COMPANY's calculation. If the REINSURER does not notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER's tax return for the previous calendar year.
G. If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the REINSURER submits its alternate calculation. If the REINSURER and CEDING COMPANY reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

                                   Article XX
                              Duration of Agreement

A. This Agreement shall be unlimited as to its duration but may be reduced or terminated as provided in this Article, below.
B. This Agreement shall be open for new business for a minimum of two (2) years as measured from the Effective Date of this Agreement subject to a limit of the sum of three billion dollars ($3,000,000,000) of total new considerations to the CEDING COMPANY under this Agreement and to the CEDING COMPANY's affiliate, Acacia National Life Insurance Company, under Agreement No. 2001-43, divided by the quota share percentage as described in Schedule A. Anytime on or after the second anniversary of this Agreement, and upon one hundred and eighty (180) days written notice, or anytime on or after attainment of the sum of total new considerations described in this Paragraph, either the CEDING COMPANY or the REINSURER may cancel this Agreement for new business unilaterally or amend the terms of reinsurance for new business by mutual agreement. The facility may be renewed thereafter, subject to mutually accepted terms.
C. The terms of this Agreement may be altered due to the actual insolvency (either party is in the liquidation process) of the REINSURER or the CEDING COMPANY.

                                   Article XXI
                             Execution of Agreement

 This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof signed by less than both, but together signed by both of the parties hereto.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of January 1, 2001.

 AMERITAS VARIABLE LIFE INSURANCE COMPANY

 By:  Thomas J. McArdle V P   Date: 8/21/01
 Attest:  Marty L. Johnson V P

 AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

 By:  Michael W. Pado, President   Date: 19 July 2001
 Attest:  Julia Cornely, Assistant Vice President

                                   Schedule A

                              Plans of Reinsurance

A.       Quota Share Percentage: 100%
B.       Issue Dates:
           New Policies issued on or after January 1, 200
C.       GMDB Reinsured:
           Optional Enhanced GMDB Benefit 1 for ages 0 70: Maximum (Annual Step-Up) to attained age 80 MDB frozen thereafter
           Note: Withdrawals reduce the death benefit proportionately.
          Spousal Continuance
          Provided that the CEDING COMPANY can individually identify Spousal Continuances, as shown in Schedule C, the REINSURER will cover Spousal Continuances under this Agreement and will treat them as new issues to the extent that, at time of continuance, the attained age of the surviving spouse satisfies the issue age restrictions and benefit limitations under the Related Contracts covered by this Agreement.
D. Related Contracts:
Description                                           Effective Date
E. Retention:

          The CEDING COMPANY shall be liable for claims associated with the excess of Net Considerations over Account Value upon death of the policyholder. Note: Net considerations is defined as total deposits less a dollar-for-dollar reduction for any withdrawals.

                                   Schedule B
                                Investment Funds
--------------------------------------------------------------------------------
                          Funds                        Status Changes
--------------------------------------------------------------------------------
  ALGER
     American Balanced
     American Leveraged AllCap

--------------------------------------------------------------------------------
  AMERICAN CENTURY
     VP Income & Growth
--------------------------------------------------------------------------------
  AMERITAS PORTFOLIOS
     Growth (Fred Alger)
     Income & Growth (Fred Alger)
     MidCap Growth (Fred Alger)
     Small Capitalization (Fred Alger)
     Micro Cap (Babson)
     Money Market (Calvert)
     Emerging Growth (MFS Co.)
     Growth with Income (MFS Co.)
     Research (MFS Co.)
     Select (Oakmark)
     Index 500 (State Street)
--------------------------------------------------------------------------------
  CALVERT SOCIAL
     Social Balanced
     Social International Equity
     Social Mid Cap Growth
     Social Small Cap Growth
--------------------------------------------------------------------------------
  FIDELITY -- SERVICE CLASS 2
     VIP Asset Manager
     VIP Asset Manager: Growth
     VIP Contrafund
     VIP Equity-Income
     VIP Growth
     VIP High Income
     VIP Investment Grade Bond
     VIP Overseas
--------------------------------------------------------------------------------
  INVESCO FUNDS
     VIF Dynamics
--------------------------------------------------------------------------------
  MFS
     Global Governments
     New Discovery
     Utilities
--------------------------------------------------------------------------------
  MORGAN STANLEY
     Emerging Markets Equity
     Global Equity
     International Magnum
     U.S. Real Estate
--------------------------------------------------------------------------------
  SALOMON BROTHERS
     Variable Capital
--------------------------------------------------------------------------------
  SUMMIT PINACLE SERIES
     Nasdaq-100 Index
     Russell 2000 Small Cap Index
     S & P Mid Cap 400 Index
--------------------------------------------------------------------------------
  THIRD AVENUE
     Third Avenue Value
--------------------------------------------------------------------------------

Ameritas Variable Life Agreement No.
  2001-36-DB Effective January 1, 2001

                                   Schedule C
                     Required Data and Suggested Data Layout

Annuitant's ID:
Sex                                            Last Name
Date of Birth                                  First Name
Social Security No. / Social Insurance No.     Middle Name
                                               M or F
                                               YYYYMMDD

Joint Annuitant's ID:                          Last Name If Applicable
Sex                                            First Name
Date of Birth                                  Middle Name
Social Security No. / Social Insurance No.     M or F
                                               YYYYMMDD


Owner's ID:                                    Last Name
Sex                                            First Name
Date of Birth                                  Middle Name
Social Security No. / Social Insurance No.     M or F
                                               YYYYMMDD


Joint Owner's ID:                              Last Name If Applicable
Sex                                            First Name
Date of Birth                                  Middle Name
Social Security No. / Social Insurance No.     M or F
                                               YYYYMMDD
Policy Number                                  YYYYMMDD
Policy Issue Date       NI = True New Issue, SC = Spousal Continuance, EX = 1035
Policy Issue Status     Exchange Qualified (Q),or Non-qualified (N)
Tax Status
GMDB/EEB SECTION (If applicable)

GMIB Election (I), Other (0). If applicable. Use your Cause of Death code, and provide translation

For reconciliation purposes (may be paper summary) Monthly aggregate information by GMIB Design, GMAB Design, and Pricing Cohort (If applicable) Monthly aggregate information by GMIB Design, GMAB Design, and Pricing Cohort (if applicable)

Ameritas Variable Life Agreement No.
2001-36-DB Effective January 1, 2001


                                    Exhibit I
                              Reinsurance Premiums

           GMDB Rider Design             Issue Ages      Current Reinsurance Premiums      Guaranteed Maximum
 -------------------------------------------------------------------------------------------------------------------
             Annual Step-Up                     0 -- 70             Flat                         Max
                                                                    22.75                        47.50
 -------------------------------------------------------------------------------------------------------------------

*The current premium rate shall be in effect for a minimum of twenty (20) years from the Effective Date of this Reinsurance Agreement. Thereafter, it may be increased based on expected experience but not beyond the stated guaranteed maximum rate shown.

                                   Exhibit II
                             Benefit Limitation Rule

Trapezoidal Rule
Average Aggregate Account Value inforce in calendar year Z equals:
AV (Jan, )
      24
AV (Feb,) + AV (Mar,) + AV (Apr,) + AV (May, )
                                                          +
                            12
AV(Jun,)+AV(Ju1,)+AV(Aug,)+AV(Sep,)
                                                      +
                           12

AV(Oct,)+AV(Nova )+AV(Dec,)
                                          +
                    12

AV (Dec., )
      24

where AV(MonthB) is equal to the beginning of month aggregate account value of the Related Contracts listed in Schedule A and AV(Month5) is equal to the end of month aggregate account value of the Related Contracts listed in Schedule A.
For partial calendar years AV(Monthb) for months prior to the Effective Date of this Reinsurance Agreement or for months subsequent to the termination of all business hereunder, should be set equal to zero. Note: The Account Value represents the sum of such values under this Agreement and Agreement No. 2001-43 between the REINSURER and the CEDING COMPANY's affiliate, Acacia National Life Insurance Company.

                                   Exhibit III
                  Confidentiality and Non-Disclosure Agreement

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT
This Confidentiality and Non-Disclosure Agreement ("Agreement') is made as of 10 November, 1999 by and between AXA Re Life Insurance Company ("AXA Re"), a life insurance company organized and existing under the laws of the State of Delaware, and Ameritas Life Insurance Corporation ("Company"), a corporation organized and existing under the laws of the State of Nebraska.

WHEREAS, the parties hereto intend to disclose, both orally and in writing, certain confidential and proprietary information ("Confidential Information") to each other, and to the designated Affiliates and representatives of each other (including any consultants, third party contractors, actuaries, economists, or their employers), in furtherance of evaluating the possibility of entering into a reinsurance program between AXA Re and the Company covering various guaranteed benefits within new and/or inforce variable annuity and/or variable life contracts that incorporate Company Confidential Information; and WHEREAS, the parties wish to protect certain Confidential Information which may be disclosed between them, particularly regarding AXA Re's program for reinsuring variable annuity contracts. NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto acknowledge and agree that the Confidential Information disclosed hereunder is confidential, proprietary and trade secret to the disclosing party and is disclosed to the receiving party on a confidential basis under this Agreement, to be used only as expressly permitted by the terms and conditions of this Agreement. Title to the Confidential Information will remain at all times in the disclosing party and no transfer of any interest is either expressly granted or implied.
CONFIDENTIAL INFORMATION
As used in this Agreement, the term "Confidential Information" includes but is not limited to the following items, whether existing now or created in the future: (a) all knowledge or information concerning the business, operations and assets of the parties hereto and their respective Subsidiaries and Affiliates which is not readily available to the public, such as: internal operating procedures; investment strategies; sales data and customer lists; financial plans, projections and reports; and insurance and investment company programs, plans and products; (b) all property owned, licensed and/or developed by or for the parties, their Subsidiaries or Affiliates or their respective clients and not readily available to the public, such as computer systems, programs, software and devices, plus information about the design, methodology and documentation therefore (c) information, materials, products or any other tangible or intangible assets in the possession or the control of the parties or their Subsidiaries or Affiliates which is proprietary to, or confidential to or about, any other person or entity; (d) proprietary or confidential information obtained from persons or entities conducting business with the parties or their Subsidiaries or Affiliates in any capacity; and (e) records and repositories of all of the foregoing, in whatever form maintained.
This shall not limit the generality of the foregoing: (a) Confidential Information of AXA Re shall include, without limitation, all information with respect to AXA Re's program for reinsuring variable annuities and/or variable life insurance, any actuarial, pricing and financial information provided by AXA Re or its Affiliated companies to the Company, and all information conveyed orally or by any other means by AXA Re or its Affiliated companies to the Company, with respect to reinsurance of variable annuities and/or variable life insurance; and (b) Confidential Information of the Company shall include, without limitation, all information with respect to its variable annuity and/or variable life contract, any actuarial, pricing and financial information provided by the Company or its Affiliated companies to AXA Re, the Company annuity pricing model, and all information conveyed orally or by any other means by the Company or its Affiliated companies to AXA Re, with respect to Company variable annuity and/or variable life insurance programs.
Failure to mark any material or information "Confidential" shall not affect the confidential nature thereof. The restrictions against disclosing and disseminating the Confidential Information shall not apply to:
     i. general skills and experience gained by employees of either party, their Subsidiaries or their Affiliates; or
     ii. information known by the receiving party prior to disclosure under this Agreement; or
     iii. information disclosed to the receiving party by a third party who was not under an obligation of confidentiality to the disclosing party; or
     iv. information which is publicly available or generally known within the insurance or data processing industries; or
     v. information which is independently developed by the receiving party prior to, concurrent with or subsequent to the disclosing party's disclosure without any wrongful act or breach of this Agreement by the receiving party; or
     vi. information which becomes available to one party, its Subsidiaries, its Affiliates or Its representatives on a non-confidential basis from sources other than the other party or its Subsidiaries, Affiliates or representatives, provided that the recipient of such information does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information.
The foregoing notwithstanding, nothing in this Agreement shall be construed to prohibit the disclosure of Confidential Information in accordance with the terms of a court order. In the event one of the parties, or their representatives becomes legally compelled to disclose the Confidential Information of the other, the party being compelled shall refrain from providing such Confidential Information for seven days (or such shorter period as permitted by court order), and shall provide prompt and reasonable notice to the other party, so that the other party may seek a protective order, an appeal, or other appropriate remedy. If any party having been advised in writing of the requirement to disclose Confidential Information, fails within five days of receiving such notice to obtain a restraining order preventing such disclosure, they will be assumed to have waived their rights to prevent such disclosure under this Agreement. The disclosing party may rely on opinion of counsel as to whether information is or is not subject to disclosure under the court order.
BREACH
The parties hereto recognize that the unauthorized disclosure, duplication, reproduction or use of the Confidential Information would cause irreparable harm to the disclosing party and that monetary damages will be inadequate to compensate the disclosing party for such breach. For that reason, the parties hereto shall be entitled to seek, in any court of competent jurisdiction, injunctive relief including a preliminary injunction and an order of seizure and impoundment under Section 503 of the Copyright Act and the receiving party will not object to the entry of an injunction or other equitable relief against it on the basis of an adequate remedy at law or other reason. Such relief shall be cumulative and in addition to whatever other remedies the disclosing party may have.
MISCELLANEOUS
(a) No waiver of any provision of this Agreement shall be effective unless contained in a writing executed by the party against whom enforcement thereof is sought. A waiver of any specific term hereof shall not be deemed to constitute a waiver of any other term hereof, nor shall a waiver on any one or more occasions be deemed to imply or constitute a waiver of the same of any other term on any other occasion.
(b) If any part of this Agreement shall be held to be void or unenforceable, such part shall be treated as severable, leaving valid the remainder of the Agreement.
(c) Anything in this Agreement to the contrary notwithstanding, nothing herein shall be construed as a commitment by either party to enter into a Reinsurance Agreement or to engage in anything beyond having initial discussions and exchanging information which may lead to a formal request for a reinsurance proposal and subsequent preparation thereof.
(d) Each of the parties shall cause its respective Subsidiaries and Affiliates to abide by the terms of this Agreement, and in the event of a violation of this Agreement by their respective Subsidiaries or Affiliates, shall be liable hereunder to the same extent as if, themselves, had committed such violation.
(e)  For purposes of this Agreement:
     (i) "Affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another person or beneficially owns or has the power to vote or direct the vote of twenty-five percent (25%) or more of any class of voting stock (or of any form of voting equity interest in the case of a person that is not a corporation) of such other person. For purposes of this definition, "control", including the terms "controlling" and "controlled", means the power to direct or cause the direction of the management and policies of a person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
     (ii) "Subsidiary" of a person means any person with respect to whom such specified person, directly or indirectly, beneficially owns fifty percent (50%) or more of the equity interests in, or holds the voting control of fifty percent (50%) to more of the equity interests in, such person,
(f) Upon the written request of AXA Re at any time, the Company will return to AXA Re all AXA Re Confidential Information, provided that if AXA Re enters into a reinsurance agreement with the Company, that the Company shall be entitled to retain AXA Re Confidential Information required by the Company in order to fulfill its obligations under the reinsurance agreement (but that any such Confidential Information shall not be used for any other purpose).
(g) Upon the written request of the Company at any time, AXA Re will return to the Company all Company Confidential Information, provided that if AXA Re enters into a reinsurance agreement with the Company, that AXA Re shall be entitled to retain Company Confidential Information required by AXA Re in order to fulfill its obligations under the reinsurance agreement (but that any such Confidential Information shall not be used for any other purpose).
(h) Nothing in this agreement shall prevent the Company and AXA Re from developing reinsurance products, or limit their respective rights to develop reinsurance products, provided the Company does not use AXA Re Confidential Information and AXA Re does not use Company Confidential Information in connection with the development of such products. COMMENCEMENT AND TERMINATION OF AGREEMENT
     This Agreement is effective upon the date first written above. The obligations of each party set out in the preceding paragraphs above shall survive the termination of the Agreement. Notwithstanding anything in this Agreement to the contrary, each party agrees that any agreement executed between them as a result of these discussions shall incorporate the confidentiality provisions contained herein, and this Agreement shall be deemed to continue in full force and effect during all terms of such subsequent agreement.
     GENERAL PROVISIONS
     This Agreement shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws. This Agreement supersedes all prior understandings and negotiations, oral and written, and constitutes the entire understanding between the parties on this subject. This Agreement and any of the rights or obligations hereunder are not assignable by either party without the other party's prior written permission. No waiver, modification, or amendment to the Agreement shall be binding upon the parties unless it is in writing signed by an Authorized Representative of the party against whom enforcement is sought

  IN WITNESS THEREOF, the parties by their duly Authorized Representatives have caused this Agreement to be executed as of the date first written above.

  AXA RE LIFE INSURANCE COMPANY            AMERITAS LIFE INSURANCE CORPORATION

  By:   Ari Lindner                        By: Ronald Kuehn
  Title: Vice President                    Title: AVP and Associate Actuary
  Date: 10 November, 1999                  Date: November, 1999

                                        A
                                    CORPORATE
                                    SOLUTIONS


o        Acacia
10% "Free" Withdrawal Feature -- Form FPW 8901 Expanded Free Partial Withdrawal Feature -- Form FPW 8902 Optional Withdrawal Charge Period Features
o       Ameritas
5-Year Withdrawal Charge -- Form 5WCP 4901 7-Year Withdrawal Charge -- Form 7WCP 4902
o       Acacia
5-Year Withdrawal Charge -- Form 5WCP 8901 7-Year Withdrawal Charge -- Form 7WCP 8902 Optional Minimum Initial Premium Features
o      Ameritas -
Minimum Initial Premium of $2,000 -- Form MP 4901
o      Ameritas - Minimum
Initial Premium of $2,000 -- Form MP 8901

Window of Opportunity for lnforce Elections
o Contracts issued on or after January 1, 2001 through April 30, 2001 and still inforce at time of the effective date of this amendment will have the option to:
Elect a GMDB rider within 60 days from the effective date of this amendment, or 60 days from the date of state approval, beginning May 1, 2001 and ending no later than August 31, 2001.

- Elect a new Optional Feature within 120 days from the effective date of this amendment, or 120 days from the date of state approval, beginning May 1, 2001 and ending no later than October 31, 2001.
EFFECTIVE DATE OF AMENDMENT
o May 1,2001
METHOD /MODE
o Automatic reinsurance for a quota share of the mortality net amount at risk for contracts issued on or after effective date of this amendment, May 1, 2001.
o Automatic reinsurance for a quota share of the mortality net amount at risk for contracts issued on or after January 1, 2001 through April 30, 2001 electing a GMDB rider or a new Optional Feature listed above under Related Contracts and consistent with the window of opportunity stated above under Related Contracts. QUOTA SHARE
o 100%, subject to benefit limitations mentioned below
RETENTION
o The Company shall be liable for claims associated with the excess of Net Considerations over account value on death of the policyholder.
o Net considerations is defined as total deposits less a dollar for dollar reduction for any withdrawals.
MORTALITY NET AMOUNT AT RISK (MNAR)
o MNAR = (VNAR + SCNAR) where:
o VNAR = Max ( a , b ) * (Quota Share Percentage) where:
  a = (Contractual Rider Death Benefit--Max (Net Considerations, Account Value) b=0
o SCNAR = (Surrender Charges) * (Quota Share Percentage)
REINSURANCE PREMIUMS
o The reinsurance premiums are flat asset-based premium rates, which are applied to the average aggregate account value over the reporting period inforce multiplied b\' the quota share percentage reinsured by AXA. The reporting period is monthly.
o The annualized reinsurance premium rates, which vary by GMDB rider only, are shown in Exhibit 1 and are expressed in terms of basis points. In practice, they shall be applied on a monthly basis by utilizing 1/12th of the annualized rate.
o There will be a true-up of reinsurance premiums for inforce contracts electing a GMDB rider if the Company determines that, for administrative purposes, the GMDB rider will go into effect as of the date of issue. If the GMDB rider goes into effect on the date of election, there will be no true-up of reinsurance premiums.
o The minimum total reinsurance premium due each month will be as stated in Treaty 2000-36. o

                               CORPORATE SOLUTIONS

TREATY RESERVE
o The reserves held by AXA in its statutory financial statements will be as stated in Treaty 2000-36.
REINSURANCE BENEFITS o As stated in Treaty 2000-36.
BENEFIT LIMITATIONS
o        As stated in Treaty 2000-36.
RECAPTURE
o        As stated per Treaty 2000-36.
DURATION OF REINSURANCE FACILITY
o        As stated per Treaty 2000-36.
DURATION OF COVERAGE
o The reinsurance ceded to AXA may be continued indefinitely at the option of the Company.
TERMINATION OF LIABILITY o As stated per Treaty 2000-36.
POLICY CHANGES
o        As stated in Treaty 2000-36.
ADMINISTRATION
o        As stated in Treaty 2000-36.
EXPIRY OF PROPOSAL
o        May 10, 2001

                                             CORPORATE SOLUTIONS
Proprietary Reinsurance Specifications for the Company
                                    EXHIBIT 1
                              REINSURANCE PREMIUMS
------------------------------------------------------------------------------------------------------------------
  GMDB Rider                                            Current Reinsurance               Guaranteed
  Annual Step-Up                                                Premium                   Reinsurance Premium
------------------------------------------------------------------------------------------------------------------
                                     ;Issue Ages                  Flat                           Max
                                           0-70                      22.75 /                    47.50
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
  GMDB Rider                                            Current Reinsurance                Guaranteed
  5% Roll-Up                                                    Premium              Reinsurance Premium
------------------------------------------------------------------------------------------------------------------
Issue Ages                                            !           Flat                         Max
GMDB                                        0-70                      31.50 ?                 65.00
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
  GMDB Rider                                            Current Reinsurance                Guaranteed
  Max(Annual Step-Up,                                           Premium              Reinsurance Premium
  5% Roll-Up)
------------------------------------------------------------------------------------------------------------------
                                      Issue Ages                   Flat                        Max
              GMDB                         0-70                       33.00 /                 68.00
------------------------------------------------------------------------------------------------------------------

*The current premium rate shall be in effect for a minimum of 20 years from the effective date of this reinsurance agreement. Thereafter, it may be increased based on expected experience but not beyond the stated guaranteed maximum rates shown.

                               CORPORATE SOLUTIONS
             Proprietary Reinsurance Specifications for the Company
                                    EXHIBIT 2
                            BENEFIT LIMITATION RULES

Trapezoidal Rule
Average Aggregate Account Value inforce in calendar year Z equals:
AV(Jan)
     24
                    AV(Feb9)+AV(Mar5)+AV(Apra)+AV(Maya) + 12
                AV(Juns) + AV (JuIB) + AV (AugB) + AV (Sept) + 12
A V(OctB) + AV(NovB) + AV (DecB) +
                    12
AV(Decr)
      24

where AV(Month9) is equal to the beginning of month aggregate account value of the Related Contracts listed above and AVIMonthE 1 is equal to the end of month aggregate account value of the Related Contracts reinsured under Treaty 2000-36. For partial calendar years AVIMonths 1 for months prior to the Effective Date of treaty should be set equal to zero.

                               Amendment No. 1 to
       Automatic Reinsurance Agreement No. 2001-36, Dated January 1, 2001
                                     between
                    AMERITAS VARIABLE LIFE INSURANCE COMPANY
                                (CEDING COMPANY)
                                       and
                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                                   (REINSURER)

 Effective May 1, 2001, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that: GMDB reinsurance coverage hereunder is hereby expanded to add the Optional Enhanced Death Benefits (GMDB Riders) as described in the revised treaty provisions referenced below.

o Article V, Reinsurance Premiums, is replaced by the attached Article V, to describe the true-up of reinsurance premiums that will occur for certain GMDB Rider elections on inforce contracts.

o Schedule A, Plans of Reinsurance, is replaced by the attached Schedule A, to describe the additional benefits reinsured, the policy forms covered and the timeframe open for GMDB Rider elections to inforce contracts.

o Exhibit I, Reinsurance Premiums, is replaced by the attached Exhibit I, to set forth the reinsurance premiums for the reinsured benefits.

 This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

 AMERITAS VARIABLE LIFE INSURANCE COMPANY

 By:  Thomas J. McArdle V P
 Attest:  Marty L. Johnson V P

 AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

 By:  Michael W. Pado, President
 Attest:  Julia Cornely, Assistant Vice President

 Ameritas Agreement No. 2001-36, Effective January 1, 2001
 Amendment No. 1, Effective May 1, 2001

                                    Article V
                              Reinsurance Premiums

A. The reinsurance premium rate is a flat asset-based premium rate which is applied to the average aggregate account value in force over the reporting period multiplied by the quota share percentage reinsured by the REINSURER. The reporting period is monthly.
B. The annualized reinsurance premium rates are shown in Exhibit I and vary by variable annuity contract type. The rates are expressed in terms of basis points. In practice, they shall be applied on a monthly basis by utilizing one-twelfth (1/12t)-bf the annualized rates.
C. The total reinsurance premium due and payable in the first month shall at least equal one thousand dollars ($1,000). Thereafter, the minimum reinsurance premium that is due and payable shall increase by eight hundred dollars ($800) for each month after the first month until it reaches five thousand dollars ($5,000) six months after the Effective Date of this Agreement. The total reinsurance premium that is due and payable in any month thereafter shall at least be five thousand dollars ($5,000). The minimum reinsurance premium applies in aggregate to the business reinsured with the REINSURER by the CEDING COMPANY under this Agreement and by the CEDING COMPANY's affiliates, First Ameritas Life Insurance Corporation of New York and Acacia National Life Insurance Company, under the Agreements known as No. 2001-38 and No. 2001-43, respectively. D. For Spousal Continuances, reinsurance premium rates shall apply as described in this
     Article V. Should these rates be age-based then the new reinsurance premium rate for spousal continuances shall be based off the attained age of the surviving spouse at the time of election of spousal continuance. After the new business facility expires, as described under Article XX, the REINSURER reserves the right to declare new rates.
E. The reinsurance premium structure described above shall remain in effect as long as the death benefit design, contract fees, mortality and expense charges, administration fees and surrender charges in effect at the inception of this Agreement remain unchanged.
F. In the event that a GMDB Rider covered under the terms of this Agreement is elected after the issue date of a contract, in accordance with the terms set forth under Paragraph F of Schedule A, and the GMDB Rider goes into effect as of the original issue date of the contract instead of as of the election date of the GMDB Rider, then a true-up of reinsurance premiums will be due. If the GMDB Rider goes into effect on the date of its election, there will be no true-up of reinsurance premiums.
Ameritas Agreement No. 2001-36, Effective
  January 1, 2001 Amendment No. 1, Effective

  May 1, 2001

                                   Schedule A

                              Plans of Reinsurance

A. Quota Share Percentage: 100%
B. Issue Dates:

          New Policies issued on or after January 1, 2001. See Paragraph D below for coverages coming into effect thereafter, and Paragraph F for Inforce Elections.

C. GMDB Rider Reinsured:

     |X| Optional Enhanced GMDB Benefit I for issue ages 0 - 70: Maximum Anniversary Value (Annual Step-Up) to attained age 80; GMDB frozen thereafter.

     |X| Optional Enhanced GMDB Benefit 2 for issue ages 0 - 70: 5% Roll-up to attained age 80 subject to 200% of net considerations; GMDB frozen thereafter.

     |X| Optional Enhanced GMDB Benefit 3 for issue ages 0 - 70: Greater of Optional Enhanced GMDB 1 and Optional Enhanced GMDB 2.

     Note: For all GMDB coverages, withdrawals reduce the death benefit proportionately.

          Spousal Continuance
          Provided that the CEDING COMPANY can individually identify Spousal Continuances, as shown in Schedule C, the REINSURER will cover Spousal Continuances under this Agreement and will treat them as new issues to the extent that, at time of continuance, the attained age of the surviving spouse satisfies the issue age restrictions and benefit limitations under the Related Contracts covered by this Agreement.

 . Related Contracts:

                  GMDB 4902        Optional Enhanced GMDB Benefit 1                    January 1,2001
             ------------------------------------------------------------------------------------------
                  GMDB 4903        Optional Enhanced GMDB Benefit 2                        May 1,2001
             ------------------------------------------------------------------------------------------
                  GMDB 4904        Optional Enhanced GMDB Benefit 3                        May 1,2001
             ------------------------------------------------------------------------------------------
                   FPW 4901        10% Free Withdrawal Feature                             May 1,2001
             ------------------------------------------------------------------------------------------
                   FPW 4902        Expanded Free Partial Withdrawal Feature                May 1,2001
             ------------------------------------------------------------------------------------------
                  5WCP 4901        5-Year Withdrawal Charge                                May 1,2001
             ------------------------------------------------------------------------------------------
                  7WCP 4902        7-Year Withdrawal Charge                                May 1,2001
             ------------------------------------------------------------------------------------------
                    MP 4901        Minimum Initial Premium of $2,000                       May 1,2001

E. Retention: The CEDING COMPANY shall be liable for claims associated with the excess of Net Considerations over Account Value upon death of the policyholder. Note: Net considerations is defined as total deposits less a dollar-for-dollar reduction for any withdrawals.
F.   Window of Opportunity for Inforce Elections
     Contracts issued on or after January 1, 2001 through April 30, 2001 that were reinsured under the terms of this Agreement and that are still in force as of the effective date of this Amendment will have the option to:
     1. Elect a GMDB Rider within sixty (60) days from the effective date of this Amendment, or sixty (60) days from the date of state approval, beginning May 1, 2001 and ending no later than September 30, 2001.
     2. Elect a new Optional Feature within one hundred and twenty (120) days from the effective date of this Amendment, or one hundred and twenty
          (120) days from the date of state approval, beginning May 1, 2001 and ending no later than October 31, 2001.

Ameritas Agreement No. 2001-36, Effective
January 1, 2001 Amendment No. 1, Effective

May 1, 2001

                                    Exhibit I
                              Reinsurance Premiums

          Reinsurance                    Issue Age           Current Reinsurance _            Guaranteed Maximum
    -------------------------------------------------------------------------------------------------------------------
            Benefit 1                         0 -- 70                   Flat                          Max
                  Annual Step-Up                                        22.75                         47.50
    -------------------------------------------------------------------------------------------------------------------
                    Benefit 2                 0 -- 70                    Flat                          Max
                5% Roll Up                                              31.50                         65.00
    -------------------------------------------------------------------------------------------------------------------
                    Benefit 3                 0 -- 70                    Flat                          Max
            Max (Annual Step-Up,
                5% Roll Up)                                             33.00                         68.00
    -------------------------------------------------------------------------------------------------------------------

*The current premium rate shall be in effect for a minimum of twenty (20) years from the Effective Date of this Reinsurance Agreement. Thereafter, it may be increased based on expected experience but not beyond the stated guaranteed maximum rate shown.

                                   Schedule A
                               Amendment No. 2 to
       Automatic Reinsurance Agreement No. 2001-36, Dated January 1, 2001
                                     between

                    AMERITAS VARIABLE LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and

                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                                   (REINSURER)

Effective as noted below, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:
     Schedule A, Plans of Reinsurance, is replaced by the attached Schedule A, effective January 15, 2002, to document the addition of 403(b) policy forms and riders as covered business hereunder.
     Schedule B, Investment Funds, is replaced by the attached Schedule B, effective November 1, 2001, to document the replacement of a sub-advisor, as shown.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

                              Plans of Reinsurance

A. Quota Share Percentage: 100%
B. Issue Dates:
          New Policies issued on or after January 1, 2001. See Paragraph D below for coverages coming into effect thereafter, and Paragraph F for Inforce Elections,
C. GMDB Rider Reinsured:
     o Optional Enhanced GMDB Benefit 1 for issue ages 0 - 70: Maximum Anniversary Value (Annual Step-Up) .to attained age 80; GMDB frozen thereafter.
     o Optional Enhanced GMDB Benefit 2 for issue ages 0 - 70: 5% Roll-up to attained age 80 subject to 200% of net considerations; GMDB frozen thereafter.
     o Optional Enhanced GMDB Benefit 3 for issue ages 0 - 70: Greater of Optional Enhanced GMDB 1 and Optional Enhanced GMDB 2.
     Note: For all GMDB coverages, withdrawals reduce the death benefit proportionately. Spousal Continuance
     Provided that the CEDING COMPANY can individually identify Spousal Continuances, as shown in Schedule C, the REINSURER will cover Spousal Continuances under this Agreement and will treat them as new issues to the extent that, at time of continuance, the attained age of the surviving spouse satisfies the issue age restrictions and benefit limitations under the Related Contracts covered by this Agreement.

 AMERITAS VARIABLE LIFE INSURANCE COMPANY
 By:  Russell J. Wiltgen V P   Date:  4/1/02
 Attest:  Marty L. Johnson V P

 AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

 By:  Michael W. Pado, President   Date:  25 March 2002
 By:  Betsy A Barnes, Assistant Vice President
 Attest:  Julia Cornely, Assistant Vice President

                                                  Continued on next page...

Ameritas Agreement No. 2001-36, Effective January 1,
  2001 Amendment No. 2

                                   Schedule A

                              Plans of Reinsurance
                                   (continued)

  D. Related Contracts:
            ---------------------------------------------------------------------------------------------------------------
                         Form No.                          Description                                Effective Date
                                         1py 1lnburidfed.`Yaria~Zle Annuity                          .~ahUary'1, 200.1.'
            ---------------------------------------------------------------------------------------------------------------
                        GMDB 4902        Optional Enhanced GMDB Benefit 1                                January 1, 2001
            ---------------------------------------------------------------------------------------------------------------
                        GMDB 4903        Optional Enhanced GMDB Benefit 2                                    May 1, 2001
            ---------------------------------------------------------------------------------------------------------------
                        GMDB 4904        Optional Enhanced GMDB Benefit 3                                    May 1, 2001
            ---------------------------------------------------------------------------------------------------------------
                         FPW 4901        10% Free Withdrawal Feature                                         May 1, 2001
            ---------------------------------------------------------------------------------------------------------------
                         FPW 4902        Expanded Free Partial Withdrawal Feature                             May 1,2001
            ---------------------------------------------------------------------------------------------------------------
                        5WCP 4901        5-Year Withdrawal Charge                                            May 1, 2001
            ---------------------------------------------------------------------------------------------------------------
                        7WCP 4902        7-Year Withdrawal Charge                                            May 1, 2001
            ---------------------------------------------------------------------------------------------------------------
                          MP 4901        Minimum Initial Premium of $2,000                                   May 1, 2001
            ---------------------------------------------------------------------------------------------------------------
                    TSA-V Ed.1-02        403W) Tax Sheltered Annuity Endorsement                        January 15, 2002
            ---------------------------------------------------------------------------------------------------------------
                         HDW 4901        TSA Hardship Waiver Rider                                      January 15, 2002
            ---------------------------------------------------------------------------------------------------------------
                         WCP 4903        TSA No Withdrawal Charge Rider (= &gt- $25K)                   January 15, 2002
            ---------------------------------------------------------------------------------------------------------------
                         WCP 4904        TSA No Withdrawal Charge Rider (&lt-$25K)                      January 15, 2002
            ---------------------------------------------------------------------------------------------------------------
                          MP 4902        TSA Minimum Premium Rider                                      January 15, 2002
            ---------------------------------------------------------------------------------------------------------------

E.   Retention:

          The CEDING COMPANY shall be liable for claims associated with the excess of Net Considerations over Account Value upon death of the policyholder.

          Note: Net considerations is defined as total deposits less a dollar-for-dollar reduction for any withdrawals.

F.   Window of Opportunity for Inforce Elections

          Contracts issued on or after January 1, 2001 through April 30, 2001 that were reinsured under the terms of this Agreement and that are still in force as of the effective date of this Amendment will have the option to:

     1. Elect a GMDB Rider within sixty (60) days from the effective date of this Amendment, or sixty (60) days from the date of state approval, beginning May 1, 2001 and ending no later than September 30, 2001.

     2. Elect a new Optional Feature within one hundred and twenty (120) days from the effective date of this Amendment, or one hundred and twenty
          (120) days from the date of state approval, beginning May 1, 2001 and ending no later than October 31, 2001.

Ameritas Agreement No. 2001-36, Effective January 1,
  2001 Amendment No. 2

                                   Schedule B
                                Investment Funds
------------------------------------------------------------------------------------------------------------------------
                           Funds                                                 Status Changes
------------------------------------------------------------------------------------------------------------------------
   ALGER
      American Balanced
      American Leveraged AllCap

------------------------------------------------------------------------------------------------------------------------
   AMERICAN CENTURY
      VP Income & Growth
------------------------------------------------------------------------------------------------------------------------
   AMERITAS PORTFOLIOS
      Growth (Fred Alger)                                     Subadvisor replaced November 1, 2001
      Income & Growth (Fred Alger)
      MidCap Growth (Fred Alger)
      Small Capitalization (McStay -- formerly Fred
      Alger) Micro Cap (Babson) Money Market (Calvert) Emerging Growth (MFS Co.)
      Growth with Income (MFS Co.)
      Research (MFS Co.)
      Select (Oakmark)
      Index 500 (State Street)
------------------------------------------------------------------------------------------------------------------------
  CALVERT SOCIAL
     Social Balanced
     Social International Equity
     Social Mid Cap Growth
     Social Small Cap Growth
------------------------------------------------------------------------------------------------------------------------
  FIDELITY -- SERVICE CLASS 2
     VIP Asset Manager
     VIP Asset Manager: Growth
     VIP Contrafund
     VIP Equity-Income
     VIP Growth
     VIP High Income
     VIP Investment Grade Bond
     VIP Overseas
------------------------------------------------------------------------------------------------------------------------
  INVESCO FUNDS
     VIF Dynamics
------------------------------------------------------------------------------------------------------------------------
  MFS
     Global Governments
     New Discovery
     Utilities
------------------------------------------------------------------------------------------------------------------------
  MORGAN STANLEY
     Emerging Markets Equity
     Global Equity
     International Magnum
     U.S. Real Estate
------------------------------------------------------------------------------------------------------------------------
  SALOMON BROTHERS
     Variable Capital
------------------------------------------------------------------------------------------------------------------------
  SUMMIT PINACLE SERIES
     Nasdaq-100 Index
     Russell 2000 Small Cap Index
     S & P Mid Cap 400 Index
------------------------------------------------------------------------------------------------------------------------
  THIRD AVENUE
     Third Avenue Value
------------------------------------------------------------------------------------------------------------------------

Ameritas Agreement No. 2001-36, Effective January 1,
   2001 Amendment No. 2

                               Amendment No. 3 to
       Automatic Reinsurance Agreement No. 2001-36, Dated January 1, 2001
                                     between

                    AMERITAS VARIABLE LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and
                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                                   (REINSURER)

Effective as noted below, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that: |

Schedule B, Investment Funds, is replaced by the attached revised Schedule B, to document fund additions and/or revisions as of the dates shown.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

 AMERITAS VARIABLE LIFE INSURANCE COMPANY

 By:  Russell J. Wiltgen V P   Date:  8/16/02
 Attest:  Ronald L. Kuehn V P

 AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

 By:  Michael W. Pado, President   Date:  05 August 2002
 By:  Betsy A Barnes, Assistant Vice President
 Attest:  Julia Cornely, Assistant Vice President

                                   Schedule B
                                Investment Funds

----------------------------------------------------------------------------------------------------
                           Funds                               Status Changes
----------------------------------------------------------------------------------------------------
  ALGER
     American Balanced
     American Leveraged AllCap
----------------------------------------------------------------------------------------------------
  AMERICAN CENTURY
     VP Income & Growth
----------------------------------------------------------------------------------------------------
  AMERITAS PORTFOLIOS
     Growth (Fred Alger)                                      Subadvisor replaced November 1, 2001
     Income & Growth (Fred Alger)                             Added November 1, 2002
     MidCap Growth (Fred Alger)
     Small Capitalization (McStay -- formerly
        Fred Alger)
     Micro Cap (Babson) Money Market (Calvert)
     Emerging Growth (MFS Co.)
     Growth with Income (MFS Co.)
     Research (MFS Co.)
     Select (Oakmark)
     Index 500 (State Street)
     Dreyfus MidCap Stock
----------------------------------------------------------------------------------------------------
  CALVERT SOCIAL
     Social Balanced
     Social International Equity
     Social Mid Cap Growth
     Social Small Cap Growth
----------------------------------------------------------------------------------------------------
  FIDELITY -- SERVICE CLASS 2
     VIP Asset Manager
     VIP Asset Manager: Growth
     VIP Contrafund
     VIP Equity-Income
     VIP Growth
     VIP High Income
     VIP Investment Grade Bond
     VIP Overseas
----------------------------------------------------------------------------------------------------
  INVESCO FUNDS
     VIF Dynamics
----------------------------------------------------------------------------------------------------
  MFS
     Global Governments
     New Discovery
     Utilities
----------------------------------------------------------------------------------------------------
  MORGAN STANLEY
     Emerging Markets Equity
     Global Equity
     International Magnum
     U.S. Real Estate
----------------------------------------------------------------------------------------------------
 SALOMON BROTHERS
     Variable Capital
----------------------------------------------------------------------------------------------------
  SUMMIT PINACLE SERIES
     Nasdaq-100 Index
     Russell 2000 Small Cap Index
     S & P Mid Cap 400 Index
----------------------------------------------------------------------------------------------------
  THIRD AVENUE
     Third Avenue Value
----------------------------------------------------------------------------------------------------

Ameritas Agreement No, 2001-36, Effective January 1, 2001
   Amendment No. 3

CORPORATE SOLUTIONS

                                                              Julia Comely, FLMI
                                                        Assistant Vice President
                                        Reinsurance Solutions -- Treaty Services
                                                            Phone (212) 859-0532
                                                              Fax (212) 859-0575
                                       julia.cornely axa-corporatesolutions.cotn



LIFE, HEALTH & ANNUITY REINSURANCE
July 12, 2002

VIA FEDERAL EXPRESS 8215 6544 4207

Mr. Thomas P. McArdle
Assistant Vice President and Associate Actuary
Ameritas Variable Life Insurance Company
5900 0 Street
Lincoln, Nebraska 68510

Dear Mr. McArdle,

This letter concerns the Variable Annuity GMDB new business facility that has been open to Ameritas Variable Life Insurance Company for minimum of two years under Reinsurance Agreement N6.1001-36 dated January 1, 2001.

We find that. AXA Corporate Solutions will not be able to offer a renewal of this new business faculty. Therefore, in accordance with the termination provisions set forth under Article XX, Duration of Agreement, AXA Corporate Solutions hereby provides you with 180 days prior written notification of our intent to terminate Agreement No. 2001-36 for new business as of December 31, 2002.

AXA Corporate Solutions has valued Ameritas Variable Life as our business partner, and we regret that we will no longer be able to provide you with this reinsurance facility. Please call our underwriter, Michael Sakoulas, if you have any questions.

This letter is sent in duplicate original for acknowledgement of receipt and countersignature. Kindly secure signatures on behalf of Ameritas Variable Life, retain one original for filing in your copy of the Agreement, and return one original to AXA for filing.

Thank you.

Signed for AXA Corporate Solutions Life Reinsurance Company:
 Michael W. Pado, President and CUO Julia Cornely, Assistant Vice President

 Signed for AMERITAS VARIABLE LIFE INSURANCE COMPANY
 Russell J. Wiltgen V P                     Ronald L. Kuehn V P

                AXA Corporate Solutions Life Reinsurance Company
                 17 State Street, New York, New York 10004-1501
                 Telephone: (212) 859-0555 Fax: (212) 859-0537

                               Amendment No. 4 to
       Automatic Reinsurance Agreement No. 2001-36, Dated January 1, 2001
                                     between

                    AMERITAS VARIABLE LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and

                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                                   (REINSURER)

Effective as noted below, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that:

o Schedule B, Investment Funds, is replaced by the attached revised Schedule B, to document fund revisions as of the dates shown.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

AMERITAS VARIABLE LIFE INSURANCE COMPANY
By:  Marty L. Johnson V P  Date:  5-2003
Attest:  Russell J. Wiltgen V P

AXA Corporate Solutions Life Reinsurance Company
By:  Michael S. Sakoulas, Senior Vice President  Date: 12 May 2003
By:  Josee Deroy, Vice President
Attest:  Julia Cornely, Assistant Vice President

                                  Schedule B
                                Investment Funds
-------------------------------------------------------------------------------------------------------
                           Funds                                             Status Changes
-------------------------------------------------------------------------------------------------------
  ALGER
      American Balanced
      American Leveraged AllCap
-------------------------------------------------------------------------------------------------------
  AMERICAN CENTURY
     VP Income & Growth
-------------------------------------------------------------------------------------------------------
  AMERITAS PORTFOLIOS
     Growth (Fred Alger)                                    Subadvisor replaced November 1, 2001
     Income & Growth (Fred Alger)                           Added November 1, 2002
     MidCap Growth (Fred Alger)
     Small Capitalization (McStay -- formerly Fred
        Alger)
     Micro Cap (Babson)
     Money Market (Calvert)
     Emerging Growth (MFS Co.)
     Growth with Income (MFS Co.)
     Research (MFS Co.)
     Select (Oakmark)
     Index 500 (State Street)
     Dreyfus MidCap Stock
-------------------------------------------------------------------------------------------------------
  CALVERT SOCIAL
     Social Balanced
     Social International Equity
     Social Mid Cap Growth
     Social Small Cap Growth
-------------------------------------------------------------------------------------------------------
  FIDELITY -- SERVICE CLASS 2
     VIP Asset Manager
     VIP Asset Manager: Growth
     VIP Contrafund
     VIP Equity-Income
     VIP Growth
     VIP High Income
     VIP Investment Grade Bond
     VIP Overseas
-------------------------------------------------------------------------------------------------------
  INVESCO FUNDS
     VIF Dynamics
-------------------------------------------------------------------------------------------------------
  MFS
     Global Governments
     New Discovery
     Utilities
-------------------------------------------------------------------------------------------------------
  VAN KAMPEN (FORMERLY MORGAN STANLEY)                      Van Kampen now represents Morgan Stanley
     for Emerging Markets Equity -- Class I formerly        institutional investors, as of 5/1/02.
        Emerging Markets Equity                             Name changed 5/1/03
     Global Value Equity -- Class I formerly Global         Name changed 5/1/03
        Equity                                              Name changed 5/1 /03
     International Magnum - Class I formerly                Name changed 5/1/03
        International Magnum
     U.S. Real Estate -- Class I formerly U.S. Real Estate
-------------------------------------------------------------------------------------------------------
  SALOMON BROTHERS                                           Name changed 5/1/03
     Variable All Cap, formerly Variable Capital
------------------------------------------------------------------------------------------------------
  SUMMIT PINACLE SERIES
     Nasdaq-100 Index
     Russell 2000 Small Cap Index
     S & P Mid Cap 400 Index
------------------------------------------------------------------------------------------------------
  THIRD AVENUE
     Third Avenue Value
------------------------------------------------------------------------------------------------------
Ameritas Agreement No. 2001-36, Effective January 1,
  2001 Amendment No. 4

                               Amendment No. 5 to

       Automatic Reinsurance Agreement No. 2001-36, Dated January 1, 2001
                                     between

                    AMERITAS VARIABLE LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                                       and

                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                                   (REINSURER)

Effective as noted below, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that: |

Schedule B, Investment Funds, is replaced by the attached revised Schedule B, to document fund revisions as of the dates shown.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

AMERITAS VARIABLE LIFE INSURANCE COMPANY

By:  Russell J. Wiltgen V P  Date:  11-19-03
Attest:  Marty L. Johnson V P

AXA Corporate Solutions Life Reinsurance Company
By:  Michael S. Sakoulas, Senior Vice President  Date: 12 May 2003
By:  Betsy A. Barnes, Assistant Vice President
Attest:  Julia Cornely, Assistant Vice President

                                   Schedule B
                                Investment Funds
--------------------------------------------------------------------------------
                                         Funds and Status Changes
--------------------------------------------------------------------------------
  ALGER
      American Balanced
      American Leveraged AllCap
--------------------------------------------------------------------------------
  AMERICAN CENTURY
      VP Income & Growth
--------------------------------------------------------------------------------
  AMERITAS PORTFOLIOS
      Growth (Fred Alger)              Fred Alger) (subadvisor replaced 11/1/07)
      Income & Growth (Fred Alger)     11/1/03/
      MidCap Growth (Fred Alger)
      Small Capitalization (McStay - formerly
      Micro Cap (Babson)
      Money Market (Calvert)
      Select (Oakmark)
      Index 500 (State Street)
      Dreyfus MidCap Stock (added 71/7/02)
      Core Strategies (Thornburg) (added
--------------------------------------------------------------------------------
  CALVERT SOCIAL
     Social Balanced
     Social International Equity
     Social Mid Cap Growth
     Social Small Cap Growth
--------------------------------------------------------------------------------
  FIDELITY -- SERVICE CLASS 2
     VIP Asset Manager
     VIP Asset Manager: Growth
     VIP Contrafund
     VIP Equity-Income
     VIP Growth
     VIP High Income
     VIP Investment Grade Bond
     VIP Overseas
--------------------------------------------------------------------------------
  INVESCO FUNDS
     VIF Dynamics
--------------------------------------------------------------------------------
  MFS
     Global Governments
     New Discovery
     Utilities
--------------------------------------------------------------------------------
  VAN KAMPEN (FORMERLY MORGAN STANLEY)    (Van Kampen now represents Morgan
                                          Stanley for institutional  investors,
                                          as of 5/1/02.)
  Emerging Markets Equity - Class I       formerly Emerging Markets Equity (name
                                          changed 5/1/03)
  Global Value Equity - Class I formerly Global Equity (name changed 5/1/03) International Magnum - Class I formerly International Magnum (name changed
                                          5/1/03)
  U.S. Real Estate - Class I formerly     U.S. Real Estate (name changed 5/1/31
--------------------------------------------------------------------------------
  SALOMON BROTHERS                            Capital; name changed 5/1/03)
     Variable All Cap (former/y Variable
--------------------------------------------------------------------------------
  SUMMIT PINACLE SERIES
     Nasdaq-100 Index
     Russell 2000 Small Cap Index
     S & P Mid Cap 400 Index
--------------------------------------------------------------------------------
  THIRD AVENUE
--------------------------------------------------------------------------------
     THIRD AVENUE VALUE
--------------------------------------------------------------------------------

                    Closed or Merged Funds No Longer Offered

         Ameritas Portfolios
             Emerging Growth (MFS Co.) (merged into Core Strategies 11/1/03) Growth With Income (MFS Co.) (merged into Core Strategies 11/1/03) Research (MFS Co.) (merged into Core Strategies 11/1/03)

                              ASSUMPTION AGREEMENT
                                     between

                    AMERITAS VARIABLE LIFE INSURANCE COMPANY
                                       and
                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

AMERITAS VARIABLE LIFE INSURANCE COMPANY hereby gives notice that effective the 1st day of May, 2003, it assumes the interests and obligations of ACACIA NATIONAL LIFE INSURANCE COMPANY in the reinsurance agreement known as Agreement No. 2001-43, dated May 1, 2001, between ACACIA NATIONAL LIFE INSURANCE COMPANY and AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY (the "Reinsurance Agreement").

AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY acknowledges such assumption and agrees that all transactions with respect to reinsurance heretofore ceded under the aforesaid Agreement shall hereafter be between AMERITAS VARIABLE LIFE INSURANCE COMPANY (now the CEDING COMPANY) and AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY.

This Assumption Agreement does not alter, amend or modify the Reinsurance Agreement other than as set forth herein, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

AMERITAS VARIABLE INSURANCE COMPANY

By: Russell J. Wiltgen V P  Date: 12/23/03
Attest: Marty L. Johnson V P

AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

By: Michael S. Sokoulas, Senior Vice President  Date: 19 December 2003
By: Betsy A. Barnes, Assistant Vice President
Attest: Julia Cornely, Assistant Vice President

AXA

                                                         Josephine Pagnoui, FLMI
                                            Vice President, Reinsurance Services
                                                            Phone (212) 859-0518
                                                              Fax (212) 859-0575
                            e-mail josephine.pagnozzi@axa-corporatesolntions.com

                               CORPORATE SOLUTIONS
LIFE, HEALTH & ANNUITY REINSURANCE                             May 8, 2002
    Mr. Thomas P. McArdle
    Assistant Vice President & Associate Actuary
    Acacia National Life Insurance Company
    P. O. Box 82579
    Lincoln, NB 68501-2579

    Dear Tom:

    This letter refers to the reinsurance business we assume from your company that is accounted for on a bulk or bordereau basis. During the year, you provide us with the amount of such reinsurance business in-force, and the corresponding seriatim data. We, in turn, must use the data furnished to us to calculate reserves for our annual statement.

    Because of the practical difficulties in obtaining independent verification of these amounts of reinsurance in-force, we are asking the companies from whom we assume business on a bulk or bordereau basis to have an officer or actuary complete and sign the below statement.

    Please return one signed copy of this letter to my attention at your earliest convenience.

                                            Sincerely,
                                            Josephine Pagnoui

    JP:jh
--------------------------------------------------------------------------------
 Statement With Respect To Reinsurance In-Force Amounts As of December 31, 2001
                   (To be completed by an Officer or Actuary)

I affirm that the lists and/or summaries of reinsured policies in-force as of December 31, 2001, prepared for and submitted to AXA Corporate Solutions Life Reinsurance Company were prepared under my direction and, to the best of my knowledge and belief, all the values provided on our seriatim data are accurate and complete.

Ronald L. Kuehn                           Ronald L. Kuehn AVP Associate Actuary
Signature                                 Name & Title (printed/typed)

Ameritas, Acacia, First Ameritas          May 21, 2002
Company Name                              Date


                AXA Corporate Solutions Life Reinsurance Company
                 17 State Street, New York, New York 10004-1501
                 Telephone: (212) 859-0555 Fax: (212) 859-0537
               Compliance Tel: (212) 493-9343 Fax: (212) 425-1 124

                        Novation to Reinsurance Agreement

WHEREAS, Ameritas Variable Life Insurance Company ("AVLIC") and AXA Corporate Solutions Life Reinsurance Company ("Reinsures"), are parties to a reinsurance agreement ("Reinsurance Agreement"), whereby Reinsurer reinsures AVLIC in accordance with the terms of the Reinsurance Agreement, which is identified on Exhibit "A", attached hereto and incorporated herein; and

WHEREAS, AVLIC is merging into its parent, Ameritas Life Insurance Corp. ("Ameritas") with Ameritas as the surviving company and with the closing of the merger (the "Merger") scheduled to occur after the close of business on April 30, 2007;

It is therefore agreed:

     1. Substitution of Party -- The Reinsurance Agreement is amended to provide for Ameritas to act as the reinsured party in substitution of AVLIC.
     2. Performance of Duties, Assumption of Rights -- Ameritas hereby assumes and agrees to perform the duties previously performed by AVLIC under the Reinsurance Agreement and hereby assumes the rights previously held by AVLIC under the Reinsurance Agreement. AXA Corporate Solutions Life Reinsurance Company hereby accepts Ameritas' agreement and assumption of such duties and rights and accepts the substitution of Ameritas for AVLIC under the Reinsurance Agreement.
     3. Effective Date -- This Novation shall take effect as of the actual closing date of the Merger, and such effectiveness is conditioned upon the closing of the Merger. Ameritas will notify the other parties hereto of any change in the scheduled closing date and of the actual closing date.

In witness whereof the parties have signed this instrument.

Executed this 9th day of April, 2007.

                Ameritas Variable Life Insurance Company
                By: Marty L. Johnson
                Print: Marty L. Johnson
                Title: Asst. Vice President Individual Policy Processing
                Date: 4/9/07

                           Ameritas Life Insurance Corp.
                           By: Robert G. Lange
                           Print: Robert G. Lange
                           Title: Vice President and Asst. Sec.
                           Date: April 9, 2007

                           AXA Corporate Solutions Life Reinsurance Company
                           By: Keith Armen
                           Print: Keith Armen
                           Title: Sr Vice President & Actuary
                           Date: April 24, 2007



                                    EXHIBIT A
                                 ---------------------------------------------------------
  Cedant                                                        Reinsurance               Effective Date
                                 Reinsurer                   Agreement Number
-----------------------------------------------------------------------------------------------------------
Ameritas Variable Life           AXA Corporate Solutions             2001-36              January 1, 2001
Insurance Company                Life Reinsurance Company
